                                                                     Exhibit 99








                               DOVER CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN

                               DOVER CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN

                               TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
Article 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Article 2.  Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Article 3.  Salary Reduction Contributions  . . . . . . . . . . . . . . . . . . .    22
Article 4.  Employer Matching Contributions; Employer Contributions . . . . . . .    26
Article 5.  Limitations on Contributions  . . . . . . . . . . . . . . . . . . . .    29
Article 6.  Investment Options  . . . . . . . . . . . . . . . . . . . . . . . . .    35
Article 7.  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
Article 8.  Valuation, Allocation and Accounting  . . . . . . . . . . . . . . . .    41
Article 9.  Fund A - Employer Securities  . . . . . . . . . . . . . . . . . . . .    44
Article 10. Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
Article 11. Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Article 12. Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
Article 13. Administration of Plan  . . . . . . . . . . . . . . . . . . . . . . .    56
Article 14. Management of Trust Fund  . . . . . . . . . . . . . . . . . . . . . .    62
Article 15. Benefit Claims Procedure  . . . . . . . . . . . . . . . . . . . . . .    64
Article 16. Non-Alienation of Benefits  . . . . . . . . . . . . . . . . . . . . .    66
Article 17. Designation of Beneficiary  . . . . . . . . . . . . . . . . . . . . .    67
Article 18. Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
Article 19. Adoption of and Withdrawal from Plan by Affiliated Company  . . . . .    70
Article 20. Termination; Merger, Consolidation or Transfer of Assets  . . . . . .    71
Article 21. Top Heavy Provisions  . . . . . . . . . . . . . . . . . . . . . . . .    73
Article 22. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
Schedule A - Effective Dates  . . . . . . . . . . . . . . . . . . . . . . . . . .    81
Schedule B - Employers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
Schedule C - PAYSOP Accounts (Effective until June 30, 1989)  . . . . . . . . . .    85
Appendix A - Sargent Participants . . . . . . . . . . . . . . . . . . . . . . . .    87
Appendix B - A-C Compressor Participants  . . . . . . . . . . . . . . . . . . . .    92
Appendix C - General Elevator Participants  . . . . . . . . . . . . . . . . . . .    97

                                                                     Exhibit 99
                                                                 Page  1 of 102


                               DOVER CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN

               Dover Corporation, a Delaware corporation, with its principal office at 280 Park Avenue, New York, NY amends and restates effective (except as otherwise provided in Schedule A to this Plan) January 1, 1989, a plan for its employees (which initially became effective on October 1, 1983), as follows:

Article 1.  Definitions

               The following definitions and the definitions contained in
Article 21 apply for purposes of this Plan:

               1.1 Accounts - Subject to Schedule B and the Appendices to this Plan, a Participant's Salary Reduction Account and Employer Matching Account.

               1.2           Actual Contribution Percentage -

                             (a)        A percentage for a Plan Year determined
for each Participant equal to a fraction (effective for Plan Years beginning after December 31, 1988, rounded to the nearest one-hundredth of a percent). The numerator of the fraction is the amount of the Participant's Employer Matching Contributions for a Plan Year not taken into account in determining the maximum Actual Deferral Percentage for Highly Compensated Employees. The denominator of the fraction is the Participant's Compensation (as defined in paragraph (e) of this definition) for that Plan Year.

                             (b)       The Plan Administrator may elect to take
into account in computing the numerator of the fraction any or all of the amount of Participants' Salary Reduction Contributions for the Plan Year provided that (1) the Average Actual Deferral Percentage for Highly Compensated Employees satisfies Section 5.3 both (i) by taking into account all Salary Reduction Contributions and (ii) by taking into account only Salary

                                                                     Exhibit 99
                                                                 Page  2 of 102


Reduction Contributions but excluding those Salary Reduction Contributions taken into account in determining the maximum Average Actual Contribution Percentage for Highly Compensated Employees and (2) those Salary Reduction Contributions taken into account in determining the maximum Average Actual Contribution Percentage for Highly Compensated Employees are not be taken into account for determining the maximum Average Actual Deferral Percentage for Highly Compensated Employees.

                             (c)       For purposes of this definition, in the
case of a Highly Compensated Employee who (1) is a Five Percent Owner or is among the ten Highly Compensated Employees with the greatest Compensation and
(2) has a family member as defined in Section 414(q)(6)(B) of the Internal Revenue Code who is a Participant, the combined Actual Contribution Percentage for the Highly Compensated Employee and such family members shall be determined by using the combined Employer Matching Contributions not taken into account for purposes of determining the Average Actual Deferral Percentage, the combined Salary Reduction Contributions that are taken into account for purposes of determining the Average Actual Contribution Percentage and the combined Compensation of the Highly Compensated Employee and all such family members.

                             (d)       In the case of a Highly Compensated
Employee who is eligible to participate in more than one Defined Contribution Plan which permits after tax contributions or includes employer matching contributions, his or her Actual Contribution Percentage shall be determined by treating all such Defined Contribution Plans as one plan.

                             (e)       For purposes of this definition,
Compensation shall mean compensation as defined in Section 414(s) of the Internal Revenue Code and shall include any amounts contributed on behalf of an Employee to a cafeteria plan or cash or deferred arrangements and not includible in income under Section 125 or 402(a)(8) of the Internal

                                                                     Exhibit 99
                                                                 Page  3 of 102


Revenue Code. A Participant's Compensation while he or she is not eligible to make Salary Reduction Contributions shall be disregarded.

               1.3           Actual Deferral Percentage -

                             (a)       A percentage for a Plan Year determined
for each Participant equal to a fraction (effective for Plan Years beginning after December 31, 1988, rounded to the nearest one-hundredth of a percent). Subject to clause (b)(2) of Section 1.2 (Actual Contribution Percentage), the numerator of the fraction is the amount of the Salary Reduction Contributions contributed by the Participant during a Plan Year (excluding any contributions returned (i) under Section 5.6 and (ii) in the case of a Participant who is not a Highly Compensated Employee under Section 3.4). The denominator of the fraction is the Participant's Compensation (as defined in paragraph (e) of this definition) for that Plan Year.

                             (b)       The Plan Administrator may take into
account in computing the numerator of the fraction any (or all) of a Participant's Employer Matching Contributions.

                             (c)       For purposes of this definition, in the
case of a Highly Compensated Employee who (1) is a Five Percent Owner or among the ten Highly Compensated Employees with the greatest Compensation and (2) has a family member (as defined in Section 414(q)(6)(B) of the Internal Revenue
Code) who is a Participant, the combined Actual Deferral Percentage for the Highly Compensated Employee and such family members shall be determined by using the combined Salary Reduction Contributions taken into account under clause (a) of this definition and the combined Compensation of the Highly Compensated Employee and all such family members.

                             (d)       In the case of a Highly Compensated
Employee who is eligible to participate in more than one Defined Contribution Plan which permits salary reduction contributions, his or her Actual Deferral Percentage shall be determined by treating all such Defined Contribution Plans as one plan.

                             (e)       For purposes of this definition,
Compensation shall mean compensation as defined in Section 414(s) of the Internal Revenue Code and shall include

                                                                     Exhibit 99
                                                                 Page  4 of 102


any amounts contributed on behalf of an Employee to a cafeteria plan or cash or deferred arrangements and not includible in income under Section 125 or 402(a)(8) of the Internal Revenue Code. A Participant's Compensation while he or she is not eligible to make Salary Reduction Contributions shall be disregarded.

               1.4 Affiliated Company - (a) the Company, (b) a member of a controlled group of corporations of which an Employer is a member, (c) an unincorporated trade or business which is under common control with an Employer as determined in accordance with section 414(c) of the Internal Revenue Code,
(d) a member of an affiliated service group with any Employer as defined in
Section 414(m) of the Internal Revenue Code or (e) any other entity that must be aggregated with an Employer under Section 414(o) (and Income Tax Regulations thereunder) of the Internal Revenue Code. A corporation or an unincorporated trade or business shall not be considered an Affiliated Company during any period while it does not satisfy clause (a), (b), (c), (d) or (e) of this definition. For purposes of this definition, a "controlled group of corporations" is a controlled group of corporations as defined in section 1563(a) of the Internal Revenue Code (determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Internal Revenue Code). In determining whether the Annual Addition must be reduced under Section 5.4, the percentage in section 1563(a)(1) of the Internal Revenue Code or in the regulations under section 414(c) of the Internal Revenue Code shall be deemed to be more than 50% instead of at least 80%.

               1.5 Annual Addition - an amount for a Plan Year equal to the sum of:

                             (a)       the aggregate amount credited for the
Plan Year to the Participant's Employer Matching Account under Section 4.1; and

                             (b)       the aggregate amount of forfeitures, if
any, credited for the Plan Year to a Participant's Accounts;

                             (c)       the amount of a Participant's Salary
Reduction Contributions for the Plan Year under Section 3.1.

                                                                     Exhibit 99
                                                                 Page  5 of 102


                             (d)       in the case of a Participant who is a
key Employee (as defined in Section 21.1(b)), the amount allocated for the Plan Year to a Participant under an individual medical benefit account as defined in
Section 415(l)(2) of the Internal Revenue Code.

                             (e)       in the case of a Participant who is a
Key Employee (as defined in Section 21.1(b)), the amount attributable to retiree medical benefits allocated for the Plan Year to a separate account under a welfare benefit fund as defined under Section 419A(d) of the Internal Revenue Code.

               1.6           Average Actual Contribution Percentage -

                             (a)       The average (effective for Plan Years
beginning after December 31, 1988, rounded to the nearest one-hundredth of a percent) for a group of Participants for a Plan Year of their Actual Contribution Percentages.

                             (b)       For purposes of this definition the term
"Participant" shall include any Employee who is eligible to make Salary Reduction Contributions under Section 3.1 whether or not he or she makes such contributions.

                             (c)       If for a Plan Year the Plan satisfies
the requirements of Section 401(k), 401(a)(4) or 410(b) of the Internal Revenue Code only if aggregated with one or more Defined Contribution Plans, or if for a Plan Year one or more Defined Contribution Plans satisfies any of those requirements only if aggregated with the Plan, the Average Actual Contribution Percentage shall be determined as if all such plans were a single plan.

                             (d)       If for a Plan Year portions of the Plan
must be mandatorily disaggregated into separate "plans" in accordance with
Section 401(m) of the Internal Revenue Code, the Average Actual Contribution Percentage shall be determined separately for each separate plan except it shall not be determined for the separate plan benefiting collectively bargained employees). Accordingly, the portion of the Plan that

                                                                     Exhibit 99
                                                                 Page  6 of 102


benefits collectively bargained employees is treated as a separate plan from the portion of the plan that benefits noncollectively bargained employees.

               1.7           Average Actual Deferral Percentage -

                             (a)       The average (effective for Plan Years
beginning after December 31, 1988, rounded to the nearest one-hundredth of a percent) for a group of Participants for a Plan Year of their Actual Deferral Percentages.

                              (b)      For purposes of this definition the term
"Participant" shall include any Employee who is eligible to make Salary Reduction Contributions under Section 3.1 whether or not he or she makes such contributions.

                             (c)       If for a Plan Year the Plan satisfies
the requirements of Section 401(k), 401(a)(4) or 410(b) of the Internal Revenue Code only if aggregated with one or more Defined Contribution Plans, or if for a Plan Year one or more Defined Contribution Plans satisfies any of those requirements only if aggregated with the Plan, the Average Actual Deferral Percentage shall be determined as if all such plans were a single plan.

                             (d)       If for a Plan Year portions of the Plan
must be mandatorily disaggregated into separate "plans" in accordance with
Section 401(k) of the Internal Revenue Code, the Average Actual Deferral Percentage shall be determined separately for each separate plan (but in the case of Plan Years beginning before January 1, 1993, the Average Actual Deferral Percentage shall not be determined for the separate plan benefiting collectively bargained employees). Accordingly, the portion of the Plan benefiting collectively bargained employees is treated as a separate plan from the portion of the plan that benefits noncollectively bargained employees.

               1.8 Beneficiary - a person who is entitled to receive distributions under this Plan upon or after the death of a Participant.

               1.9           Board - the board of directors of the Company.

                                                                     Exhibit 99
                                                                 Page  7 of 102


               1.10 Break in Service - a Plan Year in which an Employee (or former Employee) is not credited with more than 500 Hours of Service. For purposes of determining whether there has been a Break in Service an Employee shall be credited with Hours of Service for the period during which he or she is on Parental Leave as follows: (a) the Employee shall be credited with the number of Hours of Service he or she would normally be credited with but for the absence (or if the Employee's normal Hours of Service cannot be determined, eight Hours of Service for each day of the absence), (b) the total number of Hours of Service credited for the absence shall not exceed 501 and
(c) the Hours of Service credited for the absence shall be credited to the Plan Year in which the absence begins if the Employee would be prevented from incurring a Break in Service in that Plan Year solely because of the crediting of Hours of Service in accordance with clauses (a) and (b) of this definition, or in any other case, the immediately following Plan Year. Solely for determining whether there has been a Break in Service a Participant shall be credited with 45 hours for each week during which he or she is on an Excused Absence.

               1.11 Company - Dover Corporation or any successor by merger, consolidation or sale of assets.

               1.12 Compensation - except as otherwise provided, all remuneration paid or made available for any Plan Year by an Employer to an Employee for the Employee's services as salary, wages or commissions, and (a) including but not limited to (1) bonuses and cash payments under any long term incentive plans, (2) pay at premium rates (holiday, overtime or other), (3) any other amounts reflected on the Employee's Form W-2 for that Plan Year other than imputed taxable income, (4) an Employee's Salary Reduction Contributions to this Plan and (5) any amounts contributed by the Employee to a cafeteria plan and not includible in income under Section 125 of the Internal Revenue Code, (b) but excluding (1) special awards and reimbursement fees, (2) any other amounts paid for that Plan Year on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in section 3(2) of ERISA) and (3) any other

                                                                     Exhibit 99
                                                                 Page  8 of 102


amounts which are not includible in the Employee's income for federal income tax purposes.

               For Plan Years beginning after December 31, 1988 and before January 1, 1994, an Employee's Compensation shall not exceed $200,000 (or such higher amount as may be determined by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Internal Revenue Code to reflect increases in the cost living). For Plan Years beginning after December 31, 1993, an Employee's Compensation shall not exceed $150,000 (or such higher amount as may be determined by the Section of the Treasury in accordance with
Section 401(a)(17) of the Internal Revenue Code.) For purposes of applying the dollar limitations of the prior sentences, the family aggregation rules of
Section 414(q)(6) of the Internal Revenue Code shall apply, except that the term "family" shall include only the Participant's spouse and his or her lineal descendants who have not attained age 19 before the last day of the Plan Year.

               For purposes of Section 5.5, Compensation shall mean compensation as that term is used in Section 415(c)(3) of the Internal Revenue Code.

               Additional special definitions of Compensation are provided for purposes of Section 1.2 (Actual Contribution Percentage), Section 1.3 (Actual Deferral Percentage), Section 1.32 (Highly Compensated Employee), Section 5.5 (Maximum Annual Addition) Section 21.1(b) (key employee) and Section 21.3 (minimum top heavy benefit).

               1.13 Deferral Amount - the aggregate amount the Participant deferred during a calendar year under the Plan and under other plans or arrangements described in Sections 401(k), 408(k), 403(b) or 501(c)(18) of the Internal Revenue Code.

               1.14 Defined Benefit Plan - an employee benefit plan, as defined in Section 3(3) of ERISA, that (a) is maintained by an Affiliated Company, (b) is qualified under Sections 401 and 501 of the Internal Revenue Code and (c) is not a Defined Contribution Plan.

                                                                     Exhibit 99
                                                                 Page  9 of 102


               1.15 Defined Contribution Plan - an employee benefit plan, as defined in Section 3(3) of ERISA, that (a) is maintained by an Affiliated Company, (b) is qualified under Sections 401 and 501 of the Internal Revenue Code and (c) provides for an individual account for each Participant and for benefits based solely on the amounts in those accounts.

               1.16          Eligible Employee - an Employee of an Employer who
(a) has attained age 21, (b) has been credited with at least 1,000 Hours of Service for the 12-month period commencing with the Employee's first Hour of Service or has been credited with at least 1,000 Hours of Service for any subsequent 12-month period commencing on the anniversary of the day of his or her first Hour of Service, (c) is not covered by a collective bargaining agreement (unless the collective bargaining agreement expressly provides for inclusion of the Employee as a Participant) and (d) is not a non-resident alien.

               Any Employee of an Employer who is not an Eligible Employee on the Restatement Date shall become an Eligible Employee on the day he or she satisfies the conditions of clauses (a), (c) and (d) above or the last day of the 12-month period during which the Employee satisfies the requirements of clause (b) above, whichever is later. A Rehired Employee shall be deemed to be an Eligible Employee as of the day his or her employment recommences if the Employee has satisfied the requirements of this definition by the day his or her employment recommences and the Employee's most recent period of service has not been disregarded under Section 2.5.

               A leased employee (as defined in Section 414(n) of the Internal Revenue Code) shall not be an Eligible Employee.

               1.17 Employee - anyone who is employed by an Affiliated Company. A leased employee (as defined in Section 414(n) of the Internal Revenue Code) shall be treated as an Employee for purposes of this Plan.

                                                                     Exhibit 99
                                                                 Page 10 of 102


               1.18 Employer - the Company or any other Affiliated Company which has adopted this Plan under Article 19. The Employers are listed in Schedule B of this Plan.

               1.19 Employer Matching Account - a separate account maintained for each Participant reflecting amounts attributable to Employer Matching Contributions and amounts allocable to or chargeable against that account.

               1.20 Employer Matching Contributions - an Employer's matching contributions to the Trust under Section 4.1.

               1.21 Employer Securities - shares of common stock issued by the Company or any other securities issued by an Affiliated Company which satisfy the requirements of Section 409(l) of the Internal Revenue Code.

               1.22          Entry Date - the first day of a calendar quarter.

               1.23          Excused Absence - an Employee's leave of absence
(a) granted by the Employer for a specified period or, if no specified period, for a period of up to six months (or longer if supplemented by a written extension) provided the Employee returns to work within five days after the expiration of the leave, or (b) during which the Employee receives Compensation, or (c) due to service in the armed forces of the United States or service for any United States government entity during a period of war or national emergency, provided the Employee applies for and returns to work within the period provided by law (or incurs a disability while in the armed forces), or (d) due to a temporary disability incurred while an Employee, provided the Employee returns to work upon recovery.

               1.24 ERISA - the Employee Retirement Income Security Act of 1974, as it may from time to time be amended or supplemented. References to any section of ERISA shall be to that section as it may be renumbered, amended, supplemented or reenacted.

               1.25 Fiscal Year - the fiscal year of the Company used for federal income tax purposes.

                                                                     Exhibit 99
                                                                 Page 11 of 102


               1.26 Five Percent Owner - an Employee who owns more than five percent of his or her Affiliated Company (within the meaning of section 416(i)(1)(B)(i) of the Internal Revenue Code).

               1.27 Fund A - a portion of the assets of the Trust Fund that (a) is maintained by the Trustee as a separate fund within the Trust Fund,
(b) is invested (except for amounts temporarily held pending investment and amounts held for distribution) solely in Employer Securities and (c) is equal in value to the aggregate interest in Fund A credited to all Accounts, plus any income or less any loss attributable to these assets.

               1.28 Fund B - a portion of the assets of the Trust Fund that (a) is maintained by the Trustee as a separate fund within the Trust Fund and known as the American Express Income Fund II, (b) is invested (except for amounts temporarily held pending investment and amounts held for distribution) in fixed income securities, including but not limited to money market funds and
(c) is equal in value to the aggregate interest in Fund B credited to all Accounts, plus any income or less any loss attributable to these assets.

               1.29 Fund C - a portion of the assets of the Trust Fund that (a) is maintained by the Trustee as a separate fund within the Trust Fund and known as the IDS Stock Fund, (b) is invested (except for amounts temporarily held pending investment and amounts held for distribution), primarily in common stock (or securities that may be exchanged for common stock) of domestic corporations (other than Employer Securities) and other types of investments, including but not limited to preferred stocks, debt securities, securities of foreign issuers, cash or cash equivalents, short term corporate notes and repurchase agreements, and futures contracts and options and (c) is equal in value to the aggregate interest in Fund C credited to all Accounts, plus any income or less any loss attributable to these assets.

               1.30 Fund D - a portion of the assets of the Trust Fund that (a) is maintained by the Trustee as a separate fund within the Trust Fund and known as the IDS

                                                                     Exhibit 99
                                                                 Page 12 of 102


Mutual Fund, (b) is invested (except for amounts temporarily held pending investment and amounts held for distribution), in a combination of common stocks (up to 65% of the total) and preferred stocks, bonds, convertible bonds, notes and unsecured bonds and short-term investments (not less than 35% of the total) with the objective of obtaining growth and income with moderate volatility, and (c) is equal in value to the aggregate interest in Fund D credited to all Accounts, plus any income or less any loss attributable to those assets.

               1.31 Fund E - a portion of the assets of the Trust Fund that (a) is maintained by the Trustee as a separate fund within the Trust Fund and known as the IDS New Dimensions Fund, (b) is invested (except for amounts temporarily held pending investment and amounts held for distribution), primarily in common stocks with the objective of obtaining capital growth without regard to income or volatility, and (c) is equal in value to the aggregate interest in Fund E credited to all Accounts, plus any increase or less any loss attributable to those assets.

               1.32 Highly Compensated Employee - an Employee described in Section 414(q) of the Internal Revenue Code (and regulations promulgated by the Secretary of the Treasury thereunder) for a Plan Year who either satisfies the requirements of (a) or (b) set forth below.

                             (a)       The Employee during the preceding Plan
Year (1) was a Five Percent Owner, (2) received Compensation in excess of $75,000 (adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living), (3) received Compensation in excess of $50,000 (adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living) and was among the top 20% of Employees on the basis of Compensation for the Plan Year or (4) was at any time an officer of an Affiliated Company and received Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the Plan Year.

                                                                     Exhibit 99
                                                                 Page 13 of 102


                             (b)       Subject to the following sentence, the
employee during the Plan Year (1) was a Five Percent Owner, (2) received Compensation in excess of $75,000 (adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living), (3) received Compensation in excess of $50,000 (adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living), and was among the top 20% of Employees on the basis of Compensation for the Plan Year, or (4) was at any time an officer of an Affiliated Company and received Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the Plan Year. For purposes of determining whether an Employee is described in clause (2), (3) or (4) for a Plan Year, an Employee shall only be included in this paragraph (b) if he or she is among the top 100 Employees on the basis of Compensation for the Plan Year.

               For purposes of this definition, the number of officers included under paragraph (a)(4) or (b)(4) shall be limited to the lesser of (i) 50 and
(ii) the greater of 3 and 10% of the number of all Employees.

               For purposes of this definition, Compensation shall be compensation as defined in Section 414(q)(7) of the Internal Revenue Code.

               1.33 Hour of Service - an hour for which an Employee directly or indirectly receives, or is entitled to receive, remuneration from an Affiliated Company in relation to his or her employment (which shall be credited to the Employee for the computation period in which the duties are performed), hours credited for vacation, holiday, jury duty, sickness or disability and hours for which back pay has been paid, awarded or agreed to (irrespective of mitigation of damages) by an Affiliated Company (which shall be credited to an Employee with respect to the period for which remuneration is paid). However, no Hours of Service shall be granted if an Employee only receives payment under a plan maintained for the purpose of complying with applicable worker's

                                                                     Exhibit 99
                                                                 Page 14 of 102


compensation or disability insurance laws or if he or she only receives reimbursements for medically related expenses or business related expenses. Service rendered at overtime or other premium rates shall be credited at the rate of one Hour of Service for each hour for which pay is earned. In no event shall more than 501 Hours of Service be credited to an Employee for a single period during which he or she performs no duties.

               In the case of an Employee whose payroll records are not computed on an hourly basis, he or she shall be credited with the number of Hours of Service determined based on how his or her payroll records are maintained as follows:

            Basis Upon Which The                  Credit Granted If Employee
            Employee's Payroll                    Earns at Least One Hour
            Records Are Maintained                Of Service During Period
            ----------------------                ------------------------
            Shift                                 Actual hours for full shift
            Day                                    10 Hours of Service
            Week                                   45 Hours of Service
            Semi-monthly Payroll                   95 Hours of Service
            Monthly Payroll                       190 Hours of Service

               Hours of Service shall be credited to an Employee in accordance with the records of his Affiliated Company and Department of Labor Regulations
Section 2530.200b-2.

               1.34 Internal Revenue Code - the Internal Revenue Code of 1986, as it may from time to time be amended or supplemented. References to any section of the Internal Revenue Code shall be to that section as it may be renumbered, amended, supplemented or reenacted.

               1.35 Investment Manager - anyone who (a) is granted the power to manage, acquire, or dispose of any asset of the Plan, (b) acknowledges in writing that it is a fiduciary with respect to the Plan and (c) is (1) an investment adviser registered under the

                                                                     Exhibit 99
                                                                 Page 15 of 102


Investment Advisers Act of 1940, (2) a bank (as defined in the Investment Advisers Act of 1940) or (3) an insurance company qualified under the laws of more than one state to manage the assets of employee benefit plans (as defined in section 3(3) of ERISA).

               1.36          Limitation Year - the Plan Year.

               1.37 Merged Plan - any plan designated by the Board as a merged plan under Section 22.4. The Appendices to this Plan set forth special provisions applicable to certain Participants who formerly participated in a Merged Plan.

               1.38 Parental Leave - an Employee's leave of absence from employment with an Affiliated Company because of pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with adoption of the child or caring for a child immediately following birth or adoption. The Affiliated Company shall determine the first and last day of any Parental Leave.

               1.39          Participant - a participant in this Plan.

               1.40 Payroll Period - the payroll period of an Employee.

               1.41          Pension Committee - the pension committee
                 appointed by the Board under Section 13.2.

               1.42 Permanent Disability - a disability which causes a Participant to be eligible to receive disability benefits under his or her Employer's long-term disability program or, in the case of a Participant who is not covered by a long-term disability program, a disability which would cause the Participant to be eligible for disability benefits under the Company's long- term disability program had he or she been covered.

                                                                     Exhibit 99
                                                                 Page 16 of 102


               1.43 Plan - the savings plan as set forth in this document and as it may from time to time be amended or supplemented. This Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code.

               1.44          Plan Administrator - the persons specified under
Section 13.1.

               1.45          Plan Year - the calendar year.

               1.46 Rehired Employee - an Employee who is rehired by an Affiliated Company after he or she has had a Termination of Employment. The Sections which include provisions relating to a Rehired Employee are Section
1.16 (Eligible Employee) and Section 2.5 (participation upon reemployment).

               1.47 Restatement Date - January 1, 1989 except as otherwise provided in Schedule A to this Plan.

               1.50 Rollover Account - a separate account maintained for an Employee reflecting a Rollover Amount contributed to the Trust under
Section 3.6 and amounts allocable to or chargeable against that account.

               1.51 Rollover Amount - any (a) eligible rollover distribution described in Section 402(f)(2)(A) of the Internal Revenue Code (relating to certain distributions described in Section 401(a) or 403(a) of the Internal Revenue Code) or (b) rollover distribution described in Section 408(d)(3)(A)(ii) of the Internal Revenue Code (relating to certain distributions from an individual retirement account or an individual retirement annuity).

               1.52 Salary Reduction Account - a separate account maintained for each Participant reflecting his or her Salary Reduction Contributions and any other amounts allocable to or chargeable against that account.

                                                                     Exhibit 99
                                                                 Page 17 of 102


               1.53 Salary Reduction Contributions - a Participant's contributions to the Trust Fund under Section 3.1.

               1.54 Termination of Employment - a Participant's termination of employment with an Affiliated Company, whether voluntary or involuntary, for any reason, including but not limited to quit, discharge or the incurrence of a Permanent Disability and other than for Parental Leave, an Excused Absence, transfer to another Affiliated Company, or death.

               1.55 Trust - the trust established or maintained under the Trust Agreement.

               1.56 Trust Agreement - the agreement which provides for the continuation of the Trust, as that agreement may from time to time be amended or supplemented.

               1.57 Trust Fund - the total of the assets held in the Trust.

               1.58 Trustee - anyone serving as trustee under the Trust Agreement.

               1.59 Valuation Date - the last business day of each Plan Year or any other date specified in this Plan or by the Plan Administrator as a date for valuation of the Trust Fund. The Plan Administrator may specify that each business day shall be a Valuation Date.

               1.60 Vested Interest - the sum of the credit balances in a Participant's Accounts.

               1.61 Year of Service - a Plan Year for which an Employee is credited with at least 1,000 Hours of Service.

                                                                     Exhibit 99
                                                                 Page 18 of 102


Article 2. Participation

               2.1 Eligibility to Participate on the Restatement Date. All Employees who were Participants as of the Restatement Date shall remain such and all other Employees who are Eligible Employees on the Restatement Date shall be eligible to become Participants in accordance with
Section 2.3 on that date.

               2.2 Eligibility to Participate After the Restatement Date. After the Restatement Date an Employee shall be eligible to become a Participant in accordance with Section 2.3 on the Entry Date coincident with or next following the day he or she becomes an Eligible Employee.

               2.3           Enrollment.

                             (a)       An Employee may become a Participant on
any Entry Date coincident with or following the date on which he becomes eligible to Participate in accordance with Section 2.1 or 2.2 by enrolling using the procedures prescribed by the Plan Administrator.

                             (b)       A Participant's enrollment information
(in addition to any other information required by the Plan Administrator) shall
(a) designate the percentage or amount of his or her Compensation the Participant would like to contribute as Salary Reduction Contributions under
Section 3.1, (b) select investment options in accordance with Section 6.1 and
(c) designate a Beneficiary in accordance with Section 17.1.

               2.4           Cessation of Participation.  For purposes of this
Article 2, Article 3 and Article 4, a Participant shall cease to be a Participant as of the last day of the Payroll Period that ends coincident with or immediately following the day he or she has a

                                                                     Exhibit 99
                                                                 Page 19 of 102


Termination of Employment. For all other purposes under this Plan, a Participant shall cease to be a Participant as of the later of the day he or she incurs a Break in Service and the date that all distributions due to the Participant or his or her Beneficiary are made.

               2.5 Participation Upon Reemployment - The following rules shall apply with respect to the participation of a Rehired Employee:

                             (a)       Subject to Section 2.5(b), a Rehired
Employee who is an Eligible Employee on the date of his or her rehire shall be eligible to become a Participant under Section 2.3 as of the day he or she is rehired.

                             (b)       In determining whether a Rehired
Employee is an Eligible Employee as of the day the Rehired Employee is reemployed, if the Rehired Employee has no Vested Interest and has a number of consecutive Breaks in Service equal to (or greater than) the greater of five and the number of his or her previous Years of Service (excluding Years of Service previously disregarded under this Section 2.5(b)), the Rehired Employee's previous service as an Employee shall be disregarded for purposes of determining when he or she again becomes an Eligible Employee. For purposes of determining Years of Service under this Section 2.5(b), any Employee who is credited with at least 1,000 Hours of Service in both the 12-month period commencing with his or her first Hour of Service and the first Plan Year beginning after his or her first Hour of Service shall be credited with two Years of Service.

               2.6           Participation Upon Change in Job Classification.
If an Employee changes from a category of employment not covered by this Plan to a category of employment covered by this Plan (without incurring a Break in Service) and on the date of

                                                                     Exhibit 99
                                                                 Page 20 of 102


the change in job classification he or she is an Eligible Employee, then he or she will become a Participant on that date. If such an Employee is not an Eligible Employee on the date of the change in job classification, he or she will become a Participant in accordance with Section 2.2.

                                                                     Exhibit 99
                                                                 Page 21 of 102


Article 3.  Salary Reduction Contributions

               3.1 General. Subject to Article 5 and Section 3.3, a Participant may upon notice to his or her Employer (at such time and on such form as the Plan Administrator shall prescribe) make Salary Reduction Contributions to the Trust of from 2% to 18% of his or her Compensation to be withheld as payroll deductions.

               A Participant who is continuing to receive Compensation during an Excused Absence may elect to continue to make Salary Reduction Contributions during the Excused Absence.

               3.2 Election to Change Amount of Salary Reduction Contributions. Upon notice (in such manner as the Plan Administrator may prescribe) a Participant (other than a Participant on an Excused Absence) may change his or her designation of the amount of his or her Salary Reduction Contributions or suspend or resume making those contributions. Any such change or resumption shall be effective as of the Entry Date immediately after notice of at least 30 days has been given. Any such suspension shall be effective as of the first day of any Payroll Period occurring after notice of at least 30 days. A Participant on an Excused Absence may not change his or her designation of the amount of Salary Reduction Contributions or suspend or resume making those contributions.

               In the case of a Participant who is an Employee but who does not receive Compensation for a particular period, his or her Salary Reduction Contributions, elected under Section 3.1, will automatically resume upon subsequent receipt of Compensation.

               3.3 Limit on Salary Reduction Contributions. The amount of a Participant's Salary Reduction Contributions (and any other salary reduction contributions

                                                                     Exhibit 99
                                                                 Page 22 of 102


under a Defined Contribution Plan) for a calendar year shall not exceed $7,000 or such higher amount as may be determined by the Secretary of the Treasury in accordance with Section 402(g)(5) of the Internal Revenue Code to reflect increases in the cost of living.

               3.4           Return of Excess Salary Reduction Contributions.

                             (a)       No later than the March 15 immediately
following the last day of a calendar year, a Participant whose Deferral Amount for that calendar year exceeds the maximum amount described in Section 402(g) of the Internal Revenue Code may request in writing that the Plan Administrator direct that a portion (or all) of his or her Salary Reduction Contributions for that Plan Year be distributed to him or her. The Participant's request shall include a statement that if the amount requested to be distributed remained in the Plan, his or her Deferral Amount for that calendar year would exceed the maximum amount described in Section 402(g) of the Internal Revenue Code. The Plan Administrator shall direct that the amount of Salary Reduction Contributions set forth in the Participant's request under this Section 3.4(a) be distributed to the Participant by the April 15 following the date of his or her request or the close of the taxable year.

                             (b)       In the case of a Participant who for a
calendar year has contributed Salary Reduction Contributions (and before tax savings contributions under any other Defined Contribution Plan) in excess of the amount specified in Section 3.3, the Company may, in its discretion, request on behalf of the Participant that a portion (or all) of the Participant's excess Salary Reduction Contributions be distributed to the Participant no later than April 15 following the close of the taxable year.

                                                                     Exhibit 99
                                                                 Page 23 of 102


                             (c)       The amount of Employer Matching
Contributions attributable to the Participant's returned Salary Reduction Contributions shall be forfeited and shall reduce the amount of contributions of his or her Employer under Section 12.1.

                             (d)       The amount of a Participant's Salary
Reduction Contributions and Employer Matching Contributions shall be distributed or forfeited under this Section 3.4 before any distribution or forfeiture is made under Section 5.4(a).

                             (e)       The amount of Salary Reduction
Contributions and Employer Matching Contributions returned or distributed under this Section 3.4 shall be adjusted as determined by the Plan Administrator for allocable gains and losses (in accordance with the Income Tax Regulations under Section 402(g) of the Internal Revenue Code) for the Plan Year with respect to which the contribution was made and the period between the end of that Plan Year and the date of distribution.

               3.5 Payroll Deduction for Salary Reduction Contributions. Salary Reduction Contributions under this Article 3 shall be made by payroll deduction in accordance with the rules and procedures established by the Plan Administrator. An amount of cash equal to the aggregate amount of Salary Reduction Contributions shall be forwarded to the Trustee by the Employers as soon as practicable, but no later than the fifth business day after the end of the month in which such Salary Reduction Contributions were made. The amount of the Participant's Salary Reduction Contributions shall be credited to the Participant's Salary Reduction Account.

               3.6 Rollover Contributions. Upon an Employee's request, the Committee, in its discretion, may permit him or her either to contribute a Rollover Amount to

                                                                     Exhibit 99
                                                                 Page 24 of 102


the Trust or have a Rollover Amount transferred to the Trust in a direct trustee to trustee transfer. If the Committee permits the contribution or transfer, the Rollover Amount shall be credited to the Employee's Rollover Account. If an Employee contributes or directs the transfer of a Rollover Amount and subsequently becomes a Participant under Article 2, the Plan Administrator shall continue to maintain his or her separate Rollover Account. No other contributions shall be allocated to the Rollover Account.

                                                                     Exhibit 99
                                                                 Page 25 of 102


Article 4.  Employer Matching Contributions; Employer Contributions

               4.1           Employer Matching Contributions.

                             (a)       Basic Matching Contributions.  Subject
to Section 4.1(c), for each Payroll Period a Participant shall be entitled to have credited to his or her Employer Matching Account an amount of Employer Matching Contributions equal to between 25% and 50% of the amount of the Participant's Salary Reduction Contributions not in excess of 6% of his or her Compensation for that Payroll Period. The percentage of Employer Matching Contributions under this paragraph (a) for a Plan Year with respect to the Employees of each Employer (or division of an Employer) shall be determined before the beginning of that Plan Year by the board of directors of each Employer.

                             (b)       Additional Matching Contributions.  Each
Plan Year each Employer (or any division of an Employer) may make an additional Matching Contribution on behalf of its Employees who make Salary Reduction Contributions for that Plan Year and are Employees on the last day of that Plan Year. Subject to Section 4.1(c), the amount of the additional Employer Matching Contribution, if any, for a Plan Year shall equal a percentage (determined by the Employer's board of directors) of a Participant's Salary Reduction Contributions not in excess of 6% of his or her Compensation for that Plan Year. The aggregate percentage of Employer Matching Contributions credited to a Participant under Section 4.1(a) and this Section 4.1(b) for a Plan Year shall not exceed 80% of the amount of a Participant's Salary Reduction Contributions which are not in excess of 6% of his or her Compensation.

                                                                     Exhibit 99
                                                                 Page 26 of 102


                             (c)       Collective Bargaining Participants.  In
the case of a Participant who is covered by a collective bargaining agreement, the amount of basic Matching Contributions and additional Matching Contributions, if any, shall be subject at all times to the terms of the relevant collective bargaining agreement but shall be within the limits set forth in Sections 4.1(a) and (b), respectively.

               4.2 Form of Contributions by Employer. The Employer shall make Employer Matching Contributions in cash or Employer Securities.

               4.3 Time For Making and Crediting Contributions by Employer. Subject to Section 12.1, Employer Matching Contributions to be credited under Section 4.1 (a) for a Payroll Period shall be forwarded to the Trustee by the Employers as soon as practicable after the end of each Payroll Period, and Employer Matching Contributions credited under Section 4.1(b) shall be forwarded to the Trustee by each Employer after the end of the Plan Year to which they relate, but no later than the due date for the Employer's federal income tax return for that Plan Year. The amount of a Participant's Employer Matching Contributions shall be credited to his or her Employer Matching Account as soon as practicable after they are forwarded to the Trustee in accordance with the previous sentence.

               4.4 Transferred Employee. If a Participant is transferred from one Employer to another Employer during a Payroll Period and he or she is entitled to be credited for that Payroll Period with an amount under Section 4.1, each such Employer for the Payroll Period of transfer shall contribute a portion of the amount to be credited (based on its proportionate share of the Participant's total Compensation for that Payroll Period).

                                                                     Exhibit 99
                                                                 Page 27 of 102


               4.5 Continuation of Employer Contributions. The Employers intend but are not obligated to continue this Plan and to make contributions under it.

                                                                      Exhibit 99
                                                                  Page 28 of 102


Article 5.  Limitations on Contributions

               5.1 General. Section 5.3 sets forth nondiscrimination tests which limit certain contributions made for a Plan Year with respect to Participants who are Highly Compensated Employees. Section 5.5 sets forth the limitations on the Annual Additions to a Participant's Accounts for a Plan Year. At any time during a Plan Year the Plan Administrator may limit the amount of Salary Reduction Contributions made by Participants who are Highly Compensated Employees in order to comply with the nondiscrimination tests set forth in Section 5.3.

               5.2 Plan Administrator's Determination. The Plan Administrator shall determine for each Plan Year (a) which Participants are Highly Compensated Employees, (b) the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees and for Participants who are not Highly Compensated Employees and (c) the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees and for Participants who are not Highly Compensated Employees. The Plan Administrator's determinations shall be based on data provided to it by the Employer.

               5.3 Maximum Average Actual Deferral Percentage and Average Actual Contribution Percentage.

                             (a)       Subject to Section 5.3(b), for any Plan
Year, each of the maximum Average Actual Deferral Percentage and the maximum Average Actual Contribution Percentage for Participants who are Highly Compensated Employees shall be:

                                                                      Exhibit 99
                                                                  Page 29 of 102


                                       (1) if the Average Actual Deferral
Percentage or the Average Actual Contribution Percentage for Participants who are not Highly Compensated Employees is less than 2%, the product of 2.0 and such percentage,

                                       (2) if the Average Actual Deferral
Percentage or the Average Actual Contribution Percentage for Participants who are not Highly Compensated Employees is equal to or greater than 2%, but less than 8%, such percentage plus 2%,

                                       (3) if the Average Actual Deferral
Percentage or the Average Actual Contribution Percentage for Participants who are not Highly Compensated Employees is equal to or greater than 8%, the product of 1.25 and such percentage.

                             (b)       For any Plan Year, if any Highly
Compensated Employee is eligible to make Salary Reduction Contributions to this Plan and is eligible to make after tax contributions to another Defined Contribution Plan or to receive Employer Matching Contributions under this Plan (or employer matching contributions under another Defined Contribution Plan), then in no event shall the sum of the Average Actual Deferral Percentage and the "relevant average actual contribution percentage" for Participants who are Highly Compensated Employees exceed the greater of the amount determined under
(1) and (2):

                                       (1) the sum of:

                                           (a)  the product of 1.25 and the
Average Actual Deferral Percentage for Participants who are not Highly Compensated Employees; and

                                           (b)  the lesser of (i) the sum of 2%
and the relevant average actual contribution percentage for Participants who are not Highly

                                                                      Exhibit 99
                                                                  Page 30 of 102


Compensated Employees; or (ii) the product of 2 and the relevant average actual contribution percentage for Participants who are not Highly Compensated Employees; or

                                       (2) the sum of:

                                           (a)  the product of 1.25 and the
relevant average actual contribution percentage for Participants who are not Highly Compensated Employees; and

                                           (b)  the lesser of (i) the sum of 2%
and the Average Actual Deferral Percentage for Participants who are not Highly Compensated Employees; or (ii) the product of 2 and the Average Actual Deferral Percentage for Participants who are not Highly Compensated Employees.

               For purposes of this Section 5.3(b) the relevant average actual contribution percentage shall mean the Average Actual Contribution Percentage or the average actual contribution percentage under each applicable Defined Contribution Plan for the plan year of that plan beginning with or within the Plan Year.

               5.4 Return of Highly Compensated Employee's Excess Contributions. If for any Plan Year the Average Actual Deferral Percentage, the Average Actual Contribution Percentage or the sum of the Average Actual Deferral Percentage and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees exceeds the maximum percentage determined under Section 5.3, amounts shall be returned or distributed not later than the last day of the following Plan Year as follows:

                                                                      Exhibit 99
                                                                  Page 31 of 102


                             (a)       First, if the Average Actual Deferral
Percentage of Participants who are Highly Compensated Employees exceeds the maximum under Section 5.3(a) for a Plan Year, the Actual Deferral Percentages for such Participants shall be reduced in order of Actual Deferral Percentages beginning with the highest Actual Deferral Percentage until the Average Actual Deferral Percentage for such Participants does not exceed such maximum. A Participant's Actual Deferral Percentage shall be reduced by returning to him or her a portion (or all) of his or her Salary Reduction Contributions for that Plan Year. The amount of Salary Reduction Contributions to be returned to the Participant shall be reduced by the amount of any Salary Reduction Contributions previously returned to him or her with respect to that Plan Year under Section 3.4.

                             (b)       Second, in the case of a Participant to
whom Salary Reduction Contributions are returned under clause (a), subject to the following sentence, the amount of his or her Employer Matching Contributions attributable to those Salary Reduction Contributions shall be forfeited and shall reduce the amount of contributions of his or her Employer under Section 12.1.

                             (c)       Third, if the Average Actual
Contribution Percentage of Participants who are Highly Compensated Employees exceeds the maximum under 5.3(a) for a Plan Year, the Actual Contribution Percentages of such Participants shall be reduced in order of Actual Contribution Percentages beginning with the highest Actual Contribution Percentage until the Average Actual Contribution Percentage for such Participants does not exceed such maximum. A Participant's Actual Contribution Percentage shall be reduced by

                                                                      Exhibit 99
                                                                  Page 32 of 102


reducing the amount of his or her Employer Matching Contributions. The amount of a Participant's Employer Matching Contributions reduced under this Section 5.4(c) shall be reduced by forfeiting all (or a portion) of such contributions and such forfeited contributions shall reduce the amount of contributions of his or her Employer under Section 12.1. The amount of Employer Matching Contributions forfeited by a Participant under this paragraph shall be reduced by the amount of any Employer Matching Contributions previously forfeited by him on her with respect to that Plan Year under Section 5.4(b).

                             (d)       Fourth, if the Average Actual Deferral
Percentage and, relevant average actual contribution percentage (as defined in Section 5.3(b)) of Participants who are Highly Compensated Employees (each determined after reduction, if any, under Section 5.4(a) or (c) respectively, (or analogous section of the applicable Defined Contribution Plan) would result in a violation of the rule preventing the multiple use of the alternative limitation under Section 5.3(b), the Average Actual Deferral Percentage of Highly Compensated Employees shall be reduced in the same manner as in Section 5.4(a) until the rule in Section 5.3(b) is no longer violated.

               The amount of a Participant's Salary Reduction Contributions and Employer Matching Contributions which are returned or forfeited under paragraph
(a), (b), (c) or (d) of this Section 5.4 shall be adjusted as determined by the Plan Administrator for allocable gains and losses (in accordance with Income Tax Regulations under Sections 401(k) and 401(m) of the Internal Revenue Code) for the Plan Year with respect to which the contributions were made and for the period between the end of that Plan Year and the date of return or forfeiture.

                                                                      Exhibit 99
                                                                  Page 33 of 102


               5.5 Maximum Annual Addition. Notwithstanding any other provision of this Plan, the Annual Addition to a Participant's Accounts for any Plan Year shall be reduced to the extent that it plus the aggregate amount, if any, of the annual addition, as defined in Section 415(c)(2) of the Internal Revenue Code, to the Participant's accounts under all other Defined Contribution Plans in which he or she was a Participant during that Plan Year exceeds the lesser of (1) $30,000, or such higher amount as may be permitted under regulations promulgated by the Secretary of the Treasury in accordance with Section 415(c) of the Internal Revenue Code to reflect increases in the cost of living, and (b) 25% of the Participant's Compensation (as defined in Section 415(c)(3) of the Internal Revenue Code) for that Plan Year.

               5.6 Reduction of Annual Addition. If the Annual Addition to a Participant's Account must be reduced under Section 5.5, it shall be reduced (a) first by returning the Participant's Salary Reduction Contributions and holding any Employer Matching Contributions attributable to those Salary Reduction Contributions in a suspense account to be allocated to the Participant in subsequent years and (b) if that is insufficient, by reducing the amount of his or her Employer Matching Contributions and holding that amount in a suspense account to be allocated to the Participant in subsequent years. If the Participant has a Termination of Employment or a death before all amounts in the suspense account under this Section 5.6 held on the Participant's behalf have been allocated to him or her, then such amounts shall be used to reduce contributions by the Employers.

                                                                      Exhibit 99
                                                                  Page 34 of 102


Article 6. Investment Options

               6.1           Initial Investment

                             (a)  Initial Election.   A Participant shall
designate on his or her enrollment form the portion (in 5% multiples) of the aggregate amounts credited to his or her Salary Reduction Account, to be invested among Fund A, Fund B, Fund C, Fund D and Fund E. The aggregate amounts credited to a Participant's Employer Matching Account shall be invested in Fund A until effectively changed under Section 6.2. A Participant's designation of investments under this Section 6.1 shall remain in effect until effectively changed.

                             (b)  Investment of Accounts if no Participant
Election.   In the absence of an effective investment election under this
Section 6.1, amounts credited to a Participant's Salary Reduction Account shall be invested in Fund B.

               6.2           Change in Investment Elections

                             (a)  Account Balance.  Upon notice (in such manner
as the Plan Administrator shall prescribe) a Participant may change the portion (in 5% multiples) of the aggregate credit balances in his or her Salary Reduction Account and Employer Matching Account invested among Fund A, Fund B, Fund C, Fund D and Fund E.

                             (b)  Subsequent Contributions.  Upon notice to the
Plan Administrator (in such manner as the Plan Administrator shall prescribe) a Participant who makes a change in his or her investment election under Section
6.2 may change, the portion (in 5% multiples) of the aggregate amounts subsequently credited to his or her

                                                                      Exhibit 99
                                                                  Page 35 of 102


Salary Reduction Account to be invested among Fund A, Fund B, Fund C, Fund D and Fund E.

                                                                      Exhibit 99
                                                                  Page 36 of 102


Article 7.  Loans

               7.1 General. The Plan Administrator, in accordance with the provisions of this Article 7 and procedures it shall establish, may make loans to Employees who have been Participants for at least 12 months or former Employees who are parties in interest (as defined in Section 3(14) of ERISA) with respect to the Plan. These procedures shall include a review of the loan application based upon those factors which would be considered in a normal commercial setting by an entity in the business of making similar loans.

               Loans under this Article 7 (a) must be made available to all Participants on a reasonably equivalent basis, (b) may not be made available to Participants who are Highly Compensated Employees in an amount equal to a greater percentage of their Vested Interests than the percentage made available to other Employees (and the amount of the loan shall not exceed the limitations imposed by Section 4975 of the Internal Revenue Code), (c) must bear a reasonable rate of interest and (d) must be adequately secured by the Vested Interest of the Participant. The grant of a security interest under this
Section 7.1 shall not be a violation of Section 16.1.

               7.2 Application for Loan; Frequency. A Participant must apply for a loan with the Plan Administrator and execute such promissory notes and other documents as the Plan Administrator may require. The loan shall be secured by a lien on a Participant's Salary Reduction Account, Employer Matching Account and Rollover Account. The Participant's loan application must include his or her consent to the Trustee's execution on its security interest in the event of a default under Section 7.9. A Participant may not

                                                                      Exhibit 99
                                                                  Page 37 of 102


have more than one loan approved under this Article 7 during any 12-month period and may not have more than one loan outstanding at any time.

               7.3 Availability of Loans. A loan may be granted for the following reasons: (a) acquisition, construction or substantial improvement of the Participant's or his or her dependent's principal residence, (b) medical or educational expenses of the Participant or a member of his or her immediate family or (c) any other reason approved by the Plan Administrator.

               7.4 Amount of Loan. The minimum amount of a loan shall be $1000, and loans shall be granted in $500 increments. The aggregate amount of a Participant's loan shall not exceed the lesser of (a) 50% of the value of the Participant's Vested Interest and (b) $50,000 reduced by the highest outstanding balance of the Participant's loans from the Plan during the one year period ending on the date the loan is made. For purposes of this
Section 7.4 a Participant's Vested Interest shall be determined as of the Valuation Date coincident with or immediately preceding the day the Participant's application for a loan is received by the Plan Administrator.

               7.5 Reduction of Participant's Accounts. The Plan Administrator shall reduce the credit balances in the Participant's accounts to reflect the principal amount of the loan, first from the Participant's Salary Reduction Account, then from his or her Employer Matching Account and finally from his or her Rollover Account. The reduction shall be pro rata from the investment funds in which the applicable accounts of the Participant are invested. A Participant's payments of principal or interest on a loan shall be applied to credit the Participant's accounts in the reverse order that those accounts were reduced and

                                                                      Exhibit 99
                                                                  Page 38 of 102


shall be invested in accordance with his or her investment elections currently in effect under Article 6 with respect to contributions to his or her Accounts.

               7.6 Interest. The rate of interest on loans shall be a reasonable rate determined by the Plan Administrator from time to time to be commensurate with the prevailing interest rate charged on similar commercial loans made within the same locale and time period.

               7.7 Security. A loan to a Participant shall be secured by his or her Vested Interest. The grant of a security interest under this Section 7.7 shall not be a violation of Section 16.1.

               7.8 Duration and Repayment of Loans. Loans shall be repaid over one, two, three, four or five years in substantially level installments payable not less frequently than quarterly. However, if the Pension Committee determines at the time a loan is made that the loan is to be used to acquire the principal residence of the Participant, then the loan repayment period may be extended by the Committee, in its discretion, to a period of up to 30 years. All loans shall be repaid in full upon the Participant's Termination of Employment or death. The Plan Administrator shall require repayment by payroll deduction, and shall accept other cash repayments by the Participant. In the case of a Participant who is on Excused Leave, repayments when due shall be made by certified check or money order. The Participant may prepay all (but not part) of the outstanding principal and interest on a loan at any time.

               7.9 Default on Loan. A default on a loan shall occur upon the occurrence of any one of the following events:

                                                                      Exhibit 99
                                                                  Page 39 of 102


                             (a)       a Participant's failure to repay a loan
in full within 60 days of his or her Termination of Employment or death,

                             (b)       the Plan Administrator's inability to
satisfy the scheduled loan repayments by a payment as specified in Section 7.8,

                             (c)       a change in the condition of the
Participant's affairs (financial or otherwise) which in the opinion of the Pension Committee will impair the Plan's security or increase its risk,

                             (d)       the filing under the Bankruptcy law by
or a against the Participant, or

                             (e)       the refusal of the Internal Revenue
Service to approve the provisions of the Plan regarding loans.

               If a Participant defaults on a loan, the Trustee, at the direction of the Plan Administrator, shall execute on its security interest with respect to the loan. The Trustee shall not levy against any portion of the Participant's security interest attributable to his or her Accounts until a distribution from the Accounts may be made in accordance with the requirements of Section 401(a) of the Internal Revenue Code.

                                                                      Exhibit 99
                                                                  Page 40 of 102


Article 8. Valuation, Allocation and Accounting

               8.1           Valuation of Assets.

                             (a)       Pursuant to the Dover Corporation Trust
Agreement, as of each Valuation Date, the Trustee shall calculate, in accordance with the customary method of calculation employed by the Trustee, the net asset value per unit of collective investment funds maintained by it and the net asset value per unit of accommodating pooled investment funds (Fund
A).

                             (b)       Pursuant to the Dover Corporation Trust
Agreement, as of each Valuation Date, the Trustee shall also obtain from an internal or external pricing service the net asset value per share of Funds B, C, D, and E.

                             (c)       The Trustee's reporting of net asset
value shall be conclusive and binding upon all Employers, the Plan Administrator, and all Participants and Beneficiaries.

               8.2 Allocation and Accounting of Additions and Withdrawals. In the following manner, as of each Valuation Date, the Accounts of each Participant (1) shall be revalued to include the changes in net asset value per unit/share of Funds A, B, C, D, and E since the most previous Valuation Date and (2) shall include the credit of additions to and/or debit of withdrawals from the Accounts since the most previous Valuation Date:

                             (a)       The Trustee shall first report the net
asset value of Funds, A, B, C, D, and E as provided in Section 8.1.

                                                                      Exhibit 99
                                                                  Page 41 of 102


                             (b)       Each Account shall then be revalued by
applying the net asset value of each investment fund in which the Account is invested to the number of share/units of each investment fund in which the Account in invested.

                             (c)       Each Account shall then be credited with
additions including allocations of contribution, forfeitures, transfers into each investment fund, loan repayments and other activity as provided in this Plan. Concomitantly, each Account shall be debited for withdrawals, related forfeitures, if any, transfers out of each investment fund, loans, and other activity as provided in this Plan. Any additions to and withdrawals from an Account shall be based upon the net asset value of each affected investment fund as of the Valuation Date on which the activity is reflected in the affected Participant's Account.

                             (d)       Notwithstanding paragraphs (a), (b), and
(c) above, in the event an accommodating pooled investment fund is established as an investment fund under this Plan, valuation of the pooled investment fund and allocation of earnings of the pooled investment fund shall be governed by the written agreement providing for the administration of the pooled investment fund.

It is intended that this Section operate to distribute among each Account of each Participant all income of the Trust Fund and changes in the value of the assets of the Trust Fund.

               8.3 Participant Transfers. The following rules shall apply in the case of a Participant who is transferred from an Employer to another Affiliated Company.

                             (a)       If a Participant transfers from the
employ of one Employer to another the credit balance then in each of his or her Accounts (after all adjustments in

                                                                      Exhibit 99
                                                                  Page 42 of 102


accounts under Section 8.1 have been made for the month of transfer) shall be transferred to accounts for him or her as an Employee of his or her new Employer, and the Participant shall be deemed an Employee of his or her new Employer for all purposes.

                             (b)       If a Participant is transferred to an
Affiliated Company which has not adopted this Plan, he or she shall no longer be permitted to make Salary Reduction Contributions nor will he or she be credited with Employer Matching Contributions. The credit balance in his or her Accounts shall remain in those Accounts and he or she shall continue to receive an allocation of the net value of the Trust Fund under Section 8.2 and his or her rights and obligations with respect to his or her Accounts shall continue to be governed by the provisions of the Plan and Trust Agreement.

               8.4 Employee's Accounts. The Plan Administrator shall maintain a separate Salary Reduction Account and Employer Matching Account and,
if applicable, Rollover Account for each Participant.   In addition, the Plan
Administrator shall maintain such other separate accounts for each Participant as are described in with Schedule C and the Appendices to the Plan. All distributions and payments to a Participant or his or her Beneficiary shall be charged against the appropriate Accounts of that Participant.

               8.5           Statement of Account.   Each calendar quarter the
Plan Administrator shall furnish each Participant with a statement of the value
of his or her Accounts.   Such statement shall be sent to Participants as soon
as practicable after the calendar quarter to which the statement pertains.

                                                                      Exhibit 99
                                                                  Page 43 of 102


Article 9. Fund A - Employer Securities

               9.1 Employer Securities. Employer Securities shall be allocated to Participants' Accounts invested in Fund A.

               9.2 Investment of Dividends on Employer Securities._Dividends received by the Trustee on shares of Employer Securities (whether in cash or other property), and stock options, rights or warrants to purchase Employer Securities ("Rights") received by the Trustee from the Company, shall be allocated among the Participants' Accounts in the proportion that shares of Employer Securities on the applicable record date are allocated or allocable to those Accounts. All dividends on Employer Securities received by the Trustee in cash or property other than Employer Securities shall be invested by it as soon as practicable in Employer Securities. Other income received by the Trustee with respect to the Trust Fund shall be allocated among Participants' Accounts under Article 8.

               9.3 Voting or Tendering. The Trustee shall vote shares of Employer Securities held in Fund A in accordance with the directions specified by Participants on whose behalf the Employer Securities are held.
The vote on fractional shares of Employer Securities owned by Participants shall be aggregated by the Trustee and voted in a manner to best reflect the collective intent of the owners of such shares. The Trustee shall not vote any shares of Employer Securities held in Fund A for which it does not receive voting directions.

               The Trustee shall allow each Participant to determine the number of shares of Employer Securities held in his or her Accounts that he or she wishes the Trustee to tender on his or her behalf and the Trustee shall tender those shares.

                                                                      Exhibit 99
                                                                  Page 44 of 102



               9.4 Allocation of Employer Securities Upon Merger Consolidation or Other Similar Transaction. In the event of any merger, consolidation, reorganization, recapitalization or similar transaction in which Employer Securities are converted into or exchanged for other stock or securities, the stock or securities received upon conversion or in the exchange shall be allocated among the Participants' Accounts in the proportion that shares of Employer Securities on the effective date of the exchange or conversion are allocated or allocable to those accounts. Thereafter, such stock or securities shall be deemed to be Employer Securities for all purposes of this Plan.

                                                                      Exhibit 99
                                                                  Page 45 of 102


Article 10. Vesting

               The credit balances in each of the Participant's Salary Reduction Account and Employer Matching Account shall be nonforfeitable at all times.

                                                                      Exhibit 99
                                                                  Page 46 of 102

Article 11. Distributions

               11.1 Forms of Distribution. Subject to Section 11.3, a Participant or Beneficiary shall receive distribution of his or her Vested Interest (determined under Section 11.4) in a single distribution of the full amount payable.

               11.2 Timing of Distribution. Distribution of a Participant's Vested Interest (determined under Section 11.5) shall begin as soon as practicable after the Valuation Date following the earliest of:

                             (a)       the Participant's Termination of
Employment on or after attaining age 65, unless he or she elects under Section 11.4(b) to defer distribution of his or her Vested Interest,

                             (b)       the Participant's attainment of age 65,
if the Participant has a Termination of Employment prior to that time, unless the Participant elects under Section 11.4(a) to commence to receive distribution at a different time,

                             (c)       as soon as practicable after the
Participant's death; and

                             (d)       effective for all Participants (other
than those who attained age 70-1/2 before January 1, 1988 and are not Five Percent Owners during the Plan Year ending with or within the calendar year in which they attain age 66-1/2 or any subsequent Plan Year), the first day of April immediately following the Plan Year in which he or she attains age 70-1/2, but no earlier than April 1, 1990.

               For purposes of clause (d) of this Section 11.2, a Participant shall be deemed to be a Five Percent Owner if he or she was a Five Percent Owner at any time during the five Plan Year period ending in the calendar year in which he or she attains age 70 1/2.

                                                                      Exhibit 99
                                                                  Page 47 of 102

               In no event shall a Participant receive distribution of his or her Vested Interest later than 60 days after the end of the Plan Year in which occurs the latest of (1) the Participant's Termination of Employment (2) the date the Participant attains age 65 or (3) the tenth anniversary of the Participant's participation in the Plan.

               11.3 Direct Transfer - Subject to the rules, set forth below, a Participant who receives distribution of his or her Vested Interest in a form which qualifies as an eligible rollover distribution (as defined in Section 401(a)(31) of the Internal Revenue Code) may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of that distribution paid directly to any eligible retirement plan (as defined in Section 402(c)(8)(B) of the Internal Revenue Code.) The Plan Administrator shall notify the Participant (or surviving spouse) of the direct transfer option in accordance with Section 402(f) of the Internal Revenue Code. This notice shall be given (1) no earlier than 90 days before the date distribution of benefits is to commence and (2) no later than 30 days before the date distribution of benefit is to commence, unless the Participant has been informed of his right to have at least 30 days to review the notice and makes an election to have distribution commence before the expiration of the 30 day period. This option shall apply only to a Participant, his or her surviving spouse, or his or her former spouse who is entitled to a distribution under the Plan as an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code. The following rules shall apply with respect to direct transfers under this Section 11.3.

               (a) A Participant may a direct transfer of a portion of an eligible rollover distribution.

                                                                      Exhibit 99
                                                                  Page 48 of 102

               (b) A Participant may divide his or her eligible rollover distribution into separate distributions to be transferred to two or more eligible retirement plans.

               (c) A Participant's election to make or not make a direct rollover with respect to one payment in a series of periodic payments which qualify as an eligible rollover distribution shall apply to all subsequent payments in the series unless the Participant elects otherwise.

               (d) If a Participant does not make an election with respect to an eligible rollover distribution as of the date distribution of benefits commence, he or she will be treated as not having elected a direct transfer under this Section 11.3.

               11.4 Election to Receive Distribution Before or After Participant's Attainment of Age 65.

                             (a)       A Participant who has a Termination of
Employment before his or her 65th birthday may elect (in such manner as the Plan Administrator shall prescribe) to have distribution of his or her Vested Interest commence as of a date before his or her 65th birthday. In that event, distribution of the Participant's Vested Interest shall commence as soon as practicable following the election.

                             (b)       A Participant who has a Termination of
Employment may elect (at such time and in such form as the Plan Administrator shall prescribed) to have distribution of his or her Vested Interest commence as of a date after he or she attains age 65. In that event distribution of the Participant's Vested Interest shall commence as soon as practicable after the election but no later that the April 1 following the year in which he or she attains age 70-1/2.

                                                                      Exhibit 99
                                                                  Page 49 of 102

                             (c)       A Participant shall be given notice of
his or her right to make an election under Section 11.4(a) within the period beginning no earlier than 90 days before the date distribution is to commence and no later than 30 days before that date. The Participant's election must be made at least 30 days after the notice, unless the Participant has been in informed of his or her right to have at least 30 days to review this notice before making the election and the Participant makes an affirmative election before the expiration of the 30 days.

               11.5 Valuation of Vested Interest. For purposes of Sections 11.1, 11.2, 11.4, and 11.6, the amount of a Participant's Vested Interest shall be valued as of the Valuation Date immediately following the event that entitles the Participant or his or her Beneficiary to distribution under Sections 11.2.

               11.6          Form of Distribution of Cash or Stock.
Distribution under this Article 11 shall be made in cash. However, a Participant may elect to have the entire portion of his or her Vested Interest which is invested in Fund A distributed in shares of Employer Securities (with fractional shares distributed as cash), provided that portion of his or her Vested Interest is at least $1,000 in value.

               11.7          Minimum Distribution.

                             (a)       In the case of a Participant who remains
an Employee after he or she attains age 70-1/2 (other than a Participant who attains age 70-1/2 before January 1, 1988 and is not a Five Percent Owner), distribution of his or her Vested Interest shall begin no later than the April 1 immediately following the calendar year in which he or she attains age 70-1/2 or April 1, 1990, if later. With respect to each calendar year

                                                                      Exhibit 99
                                                                  Page 50 of 102

beginning with the calendar year the Participant attains age 70-1/2 and ending with the calendar year before the calendar year in which the Participant has a Termination of Employment, he or she shall receive the distribution of the "minimum distribution amount" described in paragraph (b) of this Section 11.6. Upon the Participant's Termination of Employment his or her Vested Interest shall be distributed to him or her in accordance with Section 11.1.

                             (b)       The "minimum distribution amount" for
each calendar year shall be equal to the quotient of the Participant's Vested Interest (determined as of the last day of the calendar year preceding the calendar year with respect to which the distribution is being made) divided by the applicable life expectancy. The applicable life expectancy shall be no greater than the joint life expectancy of the Participant and his or her Beneficiary. The life expectancy of the Participant (and his or her Beneficiary) shall be determined using the Participant's (and the Beneficiary's) attained age as of the Participant's most recent birthday (and the Beneficiary's most recent birthday) in the year in which the Participant attains age 70-1/2. The life expectancy of the Participant and his or her spouse shall not be recalculated annually after it has been determined under the previous sentence.
                             (c)       Any distribution under this Plan shall
satisfy the minimum distribution incidental benefit requirements under Section 401(a)(9) of the Internal Revenue Code.

                             (d)       In the case of a Participant who dies
after distribution of his or her Vested Interest has commenced, the remaining portion of his or her Vested Interest

                                                                      Exhibit 99
                                                                  Page 51 of 102

shall be distributed to the Participant's Beneficiary at least as rapidly as it would have been distributed under the method of distribution in effect on the day of the Participant's death.

                             (e)       In the case of a Participant who dies
before distribution of his or her Vested Interest has commenced, his or her entire Vested Interest shall be distributed to his or her Beneficiary within five years of the Participant's death or, if later, in the case of a Beneficiary who is the Participant's spouse, the December 31 of the year the Participant would have attained age 70-1/2. Alternatively, if the Participant's Vested Interest is distributed over a period not extending beyond the life expectancy of the Beneficiary, distribution of the Vested Interest shall begin by the December 31 of the year after the Participant's death or, if later, in the case of a Beneficiary who is the Participant's spouse, the December 31 of the year the Participant would have attained age 70-1/2.

               11.8 Release. Upon any distribution, the Trustee, the Plan Administrator or any Employer may require execution of a receipt and release, in form and substance satisfactory to it, of all claims under this Plan.

               11.9 Incapacity. If, in the judgment of the Committee, any person is legally, physically or mentally incapable of personally receiving and executing a receipt for any distribution or payment due him or her under this Plan, the distribution or payment may be made to the person's guardian or other legal representative (or if none is known to the Company, to any other person or institution who has custody of the person) and that distribution or payment shall constitute a full discharge of any obligation with respect to the amount paid or distributed.

                                                                      Exhibit 99
                                                                  Page 52 of 102

               11.10 Lost Participant. Neither the Plan Administrator nor the Trustee shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary (other than to write to the Participant at his or her last mailing address shown in the Plan Administrator's records). If it is determined that a Participant or Beneficiary cannot be located, the Participant's or Beneficiary's Vested Interest shall be forfeited as of the Valuation Date immediately following that determination, but shall be reinstated (without interest) upon the Participant's or Beneficiary's claim for the benefit before that benefit escheats under applicable state law.

                                                                      Exhibit 99
                                                                  Page 53 of 102

Article 12. Funding

               12.1 Funding Policy. Each Employer shall contribute cash or property to the Trust in an amount equal to the aggregate amount credited under Article 3 and the aggregate amount credited under Article 4, less the amount forfeited, if any, with respect to its Employees under Sections 3.4(e), 5.4(b), 5.4(c) and 5.4(d).

               12.2 Establishment and Review of Funding Policy. The Board shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Board shall review the funding policy and method at least annually. In establishing and reviewing the funding policy and method, the Board shall try to determine the Plan's short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth.

               12.3          Employer Contributions Irrevocable. Subject to
Section 12.4, any contribution made by an Employer shall be irrevocable and shall be held and disposed of by the Trustee solely in accordance with the provisions of this Plan and the Trust Agreement.

               12.4 Exceptions to Irrevocability. Each contribution made by an Employer or an Employee shall be deemed to be conditioned on the initial qualification of the Plan and the Trust under Sections 401 and 501 of the Internal Revenue Code and upon the deductibility of the contribution under section 404 of the Internal Revenue Code. If (a) an application for determination for initial qualification as to an Employer is made by the time for filing the Employer's federal income tax return for its fiscal year in which the Plan is adopted (or such later time as prescribed by the Secretary of the Treasury), (b) an adverse determination is issued with respect to the Plan and (c) the Employer withdraws from the

                                                                      Exhibit 99
                                                                  Page 54 of 102

Plan under Article 19, then the contributions of that Employer may be repaid within one year after the date of denial of qualification. If the deduction of all or part of any contribution is disallowed, it shall, to the extent disallowed, be repaid within one year after the date of disallowance. A contribution also may be repaid to an Employer, within one year after the date made, to the extent it was made in error because of a mistake of fact.

                                                                      Exhibit 99
                                                                  Page 55 of 102

Article 13.  Administration of Plan

               13.1 Plan Administrator. The Pension Committee shall be the Plan Administrator. In the event that there are no members of the Pension Committee the Company shall be deemed to be the Plan Administrator.

               13.2 The Board. The Board shall appoint the members of the Pension Committee, the Trustee and the Investment Manager, if any, and shall be responsible for the establishment of the Trust and the amendment and termination of this Plan and the Trust Agreement. If there is a vacancy on the Pension Committee which the Board fails to fill or is late in filling the Pension Committee may appoint an interim member.

               13.3 The Pension Committee. This Plan shall be administered by the Pension Committee, which shall have the responsibilities and duties and powers delegated to it in this Plan and any responsibilities and duties under this Plan which are not specifically delegated to anyone else, including but not limited to the following powers:

                             (a)       to require any person to furnish such
information as it may request as a condition to receiving any benefit under the Plan;

                             (b)       to make and enforce such rules and
regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

                             (c)       to decide on questions concerning the
Plan and the eligibility of any Employee to participate in the Plan, in accordance with the provisions of the Plan and to correct omissions or defects in the Plan;

                                                                      Exhibit 99
                                                                  Page 56 of 102

                             (d)       to compute or have computed the amount
of benefits which shall be payable to any person in accordance with the provisions of the Plan;

                             (e)       to maintain all records of Participants
and Beneficiaries which are necessary for the administration of this Plan;

                             (f)       to take any action necessary to meet the
reporting and disclosure requirements imposed by ERISA; and

                             (g)       to furnish the Trustee with sufficient
information and directions to enable the Trustee to make distributions.

                             (h)       to engage a delegate, pursuant to
written agreement, who shall perform ministerial functions, without discretionary authority or control and within the framework of policies, interpretations, rules, practices, and procedures established by the Pension Committee or other named fiduciary, which otherwise would be performed by the Pension Committee.

               13.4 The Trustee. The Trustee shall have the responsibilities set forth in the Trust Agreement. The Trustee may designate agents or others to carry out certain of the administrative responsibilities in connection with management of the Trust.

               13.5          Decisions and Actions of the Pension Committee.
The Pension Committee from time to time may establish rules for the administration of this Plan. The Pension Committee shall have the sole discretion to make decisions and take any action with respect to questions arising in connection with the Plan, including the construction of the Plan and the Trust Agreement. The decision and action of the Pension Committee as to any questions arising in connection with the Plan, including the construction and

                                                                      Exhibit 99
                                                                  Page 57 of 102

interpretation of the Plan and the Trust Agreement, shall be final and binding upon all Participants and Beneficiaries.

               13.6 Membership of the Pension Committee. The Pension Committee shall consist of three members. Each person appointed a member of the Pension Committee shall file his acceptance of the appointment with the Board. Any member of the Pension Committee may resign by delivering his written resignation to the Board; the resignation shall become effective when received by the secretary of the Company (or at any other time agreed upon by the member and the Board). The Board may remove any member of the Pension Committee at any time, with or without cause, upon notice to the member being removed. Notice of the appointment, resignation, or removal of a member of the Pension Committee shall be given by the Board to the Trustee and to the members of the Pension Committee.

               13.7          Officers and Meetings of the Pension Committee.
The Pension Committee shall elect a chairperson and may elect a secretary (who need not be a member of the Pension Committee) and shall hold meetings upon at least 10 days notice and at such times and places as it may from time to time determine. Notice of a meeting need not be given to any member of the Pension Committee who submits a signed waiver of notice before or after the meeting or who attends the meeting.

               13.8 Procedures of the Pension Committee. A majority of the total number of members of the Pension Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the Pension Committee present at the time of a vote, if a quorum is present at the time, shall be required for action by the

                                                                      Exhibit 99
                                                                  Page 58 of 102

Pension Committee. Resolutions may be adopted or other action taken without a meeting upon the written consent of all members of the Pension Committee. Any person dealing with the Pension Committee shall be entitled to rely upon a certificate of any member of the Pension Committee, or its secretary, as to any act or determination of the Pension Committee.

               13.9 Subcommittee, Advisors and Agents of The Pension Committee. The Pension Committee may (a) appoint subcommittees with such powers as the Pension Committee shall determine advisable, (b) authorize one or more of its members or an agent to execute any instrument, and (c) utilize the services of Employees and engage accountants, investment managers and/or advisers, agents, clerks, legal counsel, medical advisers, and professional consultants (any of whom may also be serving an Employer or an Affiliated Company) to assist in the administration of this Plan or to render advice with regard to any responsibility under the Plan. However, such subcommittees, advisers or agents may not perform any act involving the exercise of any discretion without obtaining the approval of the Pension Committee.

               13.10 Indemnification of the Pension Committee. The Employer shall indemnify members of the Pension Committee against costs, expenses and liabilities (other than amounts paid in a settlement which the Employer has not approved) which were reasonably incurred by the member in connection with any action resulting from his actions as a member, except if he or she is determined to be personally guilty of gross negligence or willful misconduct. The indemnifications under this Section shall be in addition to any insurance or indemnification the member of the Pension Committee would otherwise have.

                                                                      Exhibit 99
                                                                  Page 59 of 102

               13.11 Liability of Pension Committee and Employers. The members of the Pension Committee and the Employers shall have no liability with respect to any action or omission made by them in good faith nor from any action made in reliance upon (a) the action of the Trustee, (b) the advice or opinion of any accountant, legal counsel, medical adviser or other professional consultant or (c) any resolutions of the Board certified by the Secretary or Assistant Secretary of the Company.

               13.12 Allocation of Plan Expenses. All expenses relating to the Plan (including the fees charged by the Pension Committee's agents) prior to the termination of the Plan shall be borne ratably by the Employers, except that any accounting fees attributable to Fund A and any management fees attributable to Fund B, Fund C, Fund D or Fund E shall be paid out of those funds, respectively, Brokerage commissions, transfer taxes and other charges or expenses in connection with the purchase or sale of securities shall be included in the cost of the securities. Notwithstanding the foregoing, the Pension Committee may charge an application fee in connection with a loan under Article 7. Any Employee who serves as a Trustee or member of the Pension Committee shall receive no compensation for such service. The Company may require any Trustee or member of the Pension Committee to furnish an ERISA bond satisfactory to the Company; the premium for any ERISA bond shall be an expense of the Plan, except to the extent paid by an Affiliated Company.

               13.13 Named Fiduciaries. The Plan Administrator and the Employer shall be named fiduciaries under the Plan with respect to the responsibilities allocated to each such party under the Plan. Named fiduciaries shall only have the authorities or

                                                                      Exhibit 99
                                                                  Page 60 of 102

responsibilities delegated under this Plan, under the Trust Agreement or by operation of law. A named fiduciary shall not be liable for breach of fiduciary responsibilities or obligation by another fiduciary if the act was not within the scope of the named fiduciary's authorities or responsibilities.

               13.14 Service in more than One Capacity. Any person or group of persons may serve the Plan in more than one capacity.

                                                                      Exhibit 99
                                                                  Page 61 of 102

Article 14.  Management of Trust Fund

               14.1 The Trust Fund. The Trust Fund shall be held in trust by the Trustee appointed from time to time (before or after termination of this Plan) by the Plan Administrator pursuant to the Trust Agreement. The Trustee shall have the powers specified in the Trust Agreement.

               14.2 Exclusive Benefit. The Trust Fund shall be used in accordance with the provisions of this Plan and for the exclusive purpose of providing benefits for Participants and their Beneficiaries and for defraying reasonable expenses of the Plan and of the Trust. The Trustee shall cause the Trust Fund to consist of Fund A, Fund B, Fund C, Fund D and Fund E and such other funds as the Plan Administrator shall establish from time to time.

               14.3 Investment in Employer Securities - In accordance with Section 407(b) of ERISA applicable to eligible individual account plans (as defined in Section 407(d)(3) of ERISA), the Plan Administrator may direct the Trustee to invest up to 100% of the assets in the Trust Fund in qualifying employer securities (as defined in Section 407(d)(5) of ERISA).

               14.4 Liability. The Company, the Trustee, and the Plan Administrator shall have no liability with respect to a Participant's investment designation under Article 6.

               14.5 Trust Fund. Subject to Section 14.1, the Trust Fund may be invested in accordance with the Trust Agreement.

                                                                      Exhibit 99
                                                                  Page 62 of 102

               14.6 Trust Agreement. The Trust Agreement shall be a part of this Plan and any rights or benefits under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

                                                                      Exhibit 99
                                                                  Page 63 of 102

Article 15.  Benefit Claims Procedure

               15.1 Claim for Benefits. Any claim for benefits under this Plan shall be made in writing to the Plan Administrator (on the form supplied by the Plan Administrator and accompanied by data determined by the Plan Administrator to be relevant). If a claim for benefits is wholly or partially denied, the Plan Administrator shall so notify the Participant or Beneficiary within 90 days after receipt of the claim. The notice of denial shall be written in a manner calculated to be understood by the Participant or Beneficiary and shall contain (a) the specific reason or reasons for denial of the claim, (b) specific references to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim together with an explanation of why such material or information is necessary and (d) an explanation of the claims review procedure.

               15.2 Review of Claim. Within 60 days after the receipt by the Participant or Beneficiary of notice of denial of a claim (or at such later time as may be reasonable in view of the nature of the benefit subject to the claim and other circumstances), the Participant or Beneficiary may (a) file a request with the Plan Administrator that it conduct a full and fair review of the denial of the claim, (b) review pertinent documents and (c) submit questions and comments to the Plan Administrator in writing.

               15.3 Decision After Review. Within 30 days after the receipt of a request for review under Section 15.2, the Plan Administrator shall establish a hearing date on at least ten days notice on which the Participant or Beneficiary can present an oral argument in support of his or her appeal. Within 60 days after the receipt of the request for review

                                                                      Exhibit 99
                                                                  Page 64 of 102

under Section 15.2 the Plan Administrator shall deliver to the Participant or Beneficiary a written decision with respect to the claim, except that if there are special circumstances which require more time for processing, the 60-day period shall be extended to 120 days upon notice to the Participant or Beneficiary to that effect. The decision shall be written in a manner calculated to be understood by the Participant or Beneficiary and shall (a) include the specific reason or reasons for the decision and (b) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

                                                                      Exhibit 99
                                                                  Page 65 of 102


Article 16.  Non-Alienation of Benefits

               16.1 Non-Alienation. Subject to Section 16.2, Vested Interests under or interests in this Plan shall not be assignable or subject to alienation, hypothecation, garnishment, attachment, execution or levy of any kind. Any action in violation of this provision shall be void.

               16.2 Qualified Domestic Relations Orders. Section 16.1 shall not apply to the creation, assignment or recognition of a right to the Vested Interests of a Participant pursuant to a qualified domestic relations order (as defined in section 414(p) of the Internal Revenue Code). The Plan Administrator shall establish reasonable procedures for determining whether a domestic relations order is a qualified domestic relations order and for administering distributions under a qualified domestic relations order.

                                                                      Exhibit 99
                                                                  Page 66 of 102



Article 17.  Designation of Beneficiary

               17.1 Designation of Beneficiary. Subject to Section 17.2, Participants may designate a Beneficiary in the form and manner prescribed by the Plan Administrator. The Plan Administrator, in its discretion, may specify conditions or other provisions with respect to the designation of a Beneficiary. Any designation of a Beneficiary may be revoked by filing a later designation or revocation. In the absence of an effective designation of a Beneficiary by a Participant or upon the death of all Beneficiaries, a Participant's Vested Interest shall be paid to a contingent Beneficiary as provided in 17.3.

               17.2 Beneficiary of a Married Participant. A married Participant's sole Beneficiary shall be his or her spouse unless his or her spouse executes a written consent to the designation of another Beneficiary and acknowledges the effect of the designation. The spouse's consent must be witnessed by a notary public or a Plan official. A married Participant's designation of a nonspouse Beneficiary under this Section 17.2 may not be changed without the subsequent notarized or witnessed consent of his or her spouse, unless the spouse's consent permits the Participant to designate any other Beneficiary and acknowledges that the spouse has voluntarily relinquished rights to limit consent to a specific Beneficiary. A married Participant's spouse's consent to a non-spouse Beneficiary is not required if (a) his or her spouse cannot be located, (b) the Participant is legally separated from his or her spouse or (c) the Participant has been abandoned by his or her spouse (within the meaning of local law) and the Participant has a court order to that effect. A Participant's designation of a Beneficiary other than his or her spouse shall be effective only with respect to the spouse who consents to it as provided in this Section 17.2.

                                                                      Exhibit 99
                                                                  Page 67 of 102


               17.3 Contingent Beneficiary. In the absence of an effective designation of a Beneficiary by a Participant or upon the death of all Beneficiaries, a Participant's Vested Interest shall be paid to the person or persons included in the first of the following categories who survives the
Participant: the Participant's (a) spouse, (b) children per capita, (c) executors or administrators.

               17.4 Effective Date of Designation. Any designation or revocation of a designation of a Beneficiary shall become effective when actually received by the Plan Administrator but shall not affect any distribution previously made pursuant to a prior designation.

                                                                      Exhibit 99
                                                                  Page 68 of 102


Article 18.  Amendment

               18.1 Amendment. The Board may amend this Plan at any time but no amendment may (a) entitle any Employer to receive any part of the Trust Fund, (b) substantially increase the duties or liabilities of the Trustee without its prior written consent, or (c) have the effect of reducing the accrued benefit (within the meaning of Section 411(d)(6) of the Internal Revenue Code) of anyone who is a Participant on the date the amendment is adopted or becomes effective, whichever is later.

               18.2 Amendment to Vesting Provisions. If the vesting provisions set forth in Article 10 are amended, any Participant who, as of the effective date of the amendment has been credited with three or more Years of Service in the aggregate, may irrevocably elect to have his nonforfeitable interest computed without regard to the amendment. Notice of the amendment and the availability of the election shall be given to each such Participant, and the election may be exercised by the Participant by notice to the Plan Administrator within 60 days after the later of (a) his or her receipt of the notice, (b) the day the amendment is adopted or (c) the effective date of the amendment.

               18.3          Amendment to Maintain Qualified Status.
Notwithstanding anything to the contrary in Section 18.1, the Board, in its discretion, may make any modifications or amendments to the Plan, retroactively or prospectively, which it deems appropriate to establish or maintain the Plan and the Trust Agreement as a qualified employee's plan and trust under sections 401 and 501 of the Internal Revenue Code.

                                                                      Exhibit 99
                                                                  Page 69 of 102


Article 19.  Adoption of and Withdrawal from Plan by Affiliated Company

               19.1 Adoption by Affiliated Company. Any Affiliated Company, whether or not presently existing, may, with the approval of the Board, adopt this Plan by proper corporate actions.

               19.2 Withdrawal by Employer. Any Employer may at any time withdraw from the Plan upon giving the Board, the Plan Administrator and the Trustee at least 30 days notice of its intention to withdraw. The Board in its discretion may direct that any Employer withdraw from the Plan.

                                                                      Exhibit 99
                                                                  Page 70 of 102


Article 20.  Termination; Merger, Consolidation or Transfer of Assets

               20.1 Full Vesting Upon Plan Termination. Upon the termination or partial termination (as that term is defined for purposes of Section 411(d)(3) of the Internal Revenue Code) of this Plan or upon the complete discontinuation of contributions by an Employer, the entire Vested Interests as of the date of termination in Employer Matching Accounts of the affected Participants shall be nonforfeitable.

               20.2 The Plan Administrator and Trustee. If the entire Plan is terminated, the Plan Administrator shall continue to function and may fill any vacancies which may occur in its own membership (if the Board fails to do so) until the Trustee has rendered its final account and that account has been approved (in the manner provided in the Trust Agreement).

               20.3          Merger, Consolidation or Transfer of Assets.
Neither this Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then been terminated.

               20.4 Restrictions on Distribution upon Plan Termination. Upon the termination of this Plan: (a) in no event shall a Participant receive distribution of the portion his or her Vested Interest attributable to Salary Reduction Contributions unless there is no successor plan established or maintained (as defined for purposes of Section 401(k)(10)(A) of the Internal Revenue Code) and (b) in no event shall a Participant receive distribution of

                                                                      Exhibit 99
                                                                  Page 71 of 102


his or her Vested Interest without his or her consent before his or her attainment of age 65 (or, if earlier, death) unless there is no other Defined Contribution Plan.

                                                                      Exhibit 99
                                                                  Page 72 of 102


Article 21.  Top Heavy Provisions

               21.1          Definitions. The following definitions apply for
                  purposes of this Article 21:

                             (a)       Determination Date - with respect to any
plan year of the Plan, a Defined Benefit Plan or a Defined Contribution Plan, the last day of the preceding plan year (or in the case of the first plan year of a plan the last day of that plan year).

                             (b)       Key Employee. - an Employee (or former
Employee) who at any time during a Plan Year or any of the preceding four Plan Years is (1) an officer of his or her Employer with Compensation greater than 150% of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code on the last day of the Plan Year, (2) one of the ten Employees with Compensation greater than the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code on the last day of the Plan Year and owning the largest percentage (in excess of one half of one percent) interest in value of an Affiliated Company, (3) an owner of more than five percent of his or her Employer and (d) an owner of more than one percent of his or her Employer with Compensation in excess of $150,000. The determination of whether an Employee is a Key Employee shall be made in accordance with Section 416(i) of the Internal Revenue Code. The Beneficiary of a Key Employee shall be treated as a Key Employee.

               For purposes of this definition Compensation shall be compensation as defined in Section 414(q)(7) of the Internal Revenue Code.

                             (c)       Permissive Aggregation Group of Plans -
a group of employee benefit plans including a Required Aggregation Group of Plans and any other

                                                                      Exhibit 99
                                                                  Page 73 of 102


Defined Benefit Plans or Defined Contribution Plans which when considered as a group meets the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

                             (d)       Required Aggregation Group of Plans - a
group of employee benefit plans including each Defined Contribution Plan (1) in which any Key Employee is or was a Participant or (2) which enables a plan described in clause (1) to meet the requirements of Section 401(a)(4) or
Section 410 of the Internal Revenue Code.

                             (e)       Top Heavy Fraction - (1) with respect to
the Plan, a fraction for a Plan Year, the numerator of which is the aggregate of the credit balances under the Plan as of the applicable Determination Date of all Participants who are Key Employees and the denominator of which is the aggregate of the credit balances under the Plan as of the applicable Determination Date of all Participants or (2) with respect to a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans, a fraction (A) the numerator of which is the sum of (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all Participants who are Key Employees under all Defined Benefit Plans included in that group and (ii) the aggregate credit balances as of the applicable Determination Date in the accounts of all Participants who are Key Employees under all Defined Contribution Plans included in the group and (B) the denominator of which is the sum of (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all Participants under all Defined Benefit Plans included in the group and (ii) the aggregate credit balances as of the applicable Determination Date in the accounts of all Participants under all Defined Contribution Plans included in the group.

                                                                      Exhibit 99
                                                                  Page 74 of 102


               In computing a Top Heavy Fraction for a Plan Year, the following rules shall apply: (I) the present value of accrued benefits as of a Determination Date under each Defined Benefit Plan and the aggregate account balances as of a Determination Date under each Defined Contribution Plan shall be increased by the aggregate distributions made from that plan to participants during the five year period ending on the Determination Date, (II) the accrued benefit under any Defined Benefit Plans and the account balance under any Defined Contribution Plan of a Participant who has not performed services for an Employer at any time during the five-year period ending on the Determination Date shall be disregarded, (III) the present value of accrued benefits under a Defined Benefit Plan as of a Determination Date and the account balance under a Defined Contribution Plan shall be determined as of that plan's valuation date which occurs during the 12-month period ending on the Determination Date, (IV) in the case of a Required Aggregation Group or a Permissive Aggregation Group of Plans, the Determination Date of each plan included in the group shall be the Determination Date that occurs in the same calendar year as the Determination Date of the Plan, (V) in the case of a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans, in determining the present value of accrued benefits the actuarial assumptions set forth in the Dover Corporation Pension Plan for Salaried Employees shall be used for all Defined Benefit Plans, and (VI) in the case of a Required Aggregation Group of Plans or Permissive Aggregation Group of Plans the accrued benefits under all Defined Benefit Plans of Participants other than Key Employees shall be determined based upon the method used uniformly for accrual purposes for all Defined Benefit Plans but if there is no uniform method, based upon the benefit accrual rate

                                                                      Exhibit 99
                                                                  Page 75 of 102


which does not exceed the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1) of the Internal Revenue Code.

                             (f)       Top Heavy Plan - the Plan for any Plan
Year if the Top Heavy Fraction for that Plan Year exceeds 60% for (1) if the Plan is not part of a Required Aggregation Group of Plans, the Plan, (2) if the Plan is part of a Required Aggregation Group of Plans, but not a Permissive Aggregation Group of Plans, the Required Aggregation Group of Plans or (3) if the Plan is part of a Permissive Aggregation Group of Plans and a Required Aggregation Group of Plans, the Permissive Aggregation Group of Plans.

               21.2 When Top Heavy Provisions Apply. Notwithstanding any other provision of this Plan, the provisions of this Article 21 shall apply with respect to any Plan Year for which the Plan is a Top Heavy Plan.

               21.3 Minimum Benefit. For any Plan Year for which the Plan is a Top Heavy Plan, a Participant who is employed on the last day of the Plan Year and who is not a Key Employee shall be entitled to have his Employer Matching Account credited with an amount equal to the excess, if any, of (a) the lesser of (1) 3% of his Compensation for that Plan Year and (2) a percentage of his Compensation equal to the greatest percentage of Compensation credited as a contribution to any Key Employee for that Plan Year, taking into account the amount of contributions credited to that Key Employee's Salary Reduction Account and Employer Matching Account over (b) the sum, if any, of the amount credited to the Participant's Employer Matching Account. Employer Matching Contributions taken into account with respect to a Participant under clause (b) of this Section 21.3 shall not be taken

                                                                      Exhibit 99
                                                                  Page 76 of 102


into account for purposes of determining the Participant's Actual Contribution Percentage (Section 1.2). For purposes of this Section 21.3, Compensation shall be defined as in Section 414(q)(7) of the Internal Revenue Code.

                                                                      Exhibit 99
                                                                  Page 77 of 102


Article 22.  Miscellaneous

               22.1 No Employment Rights. Nothing in this Plan shall be construed as a contract of employment between an Affiliated Company and any Employee, nor as a guarantee of any Employee to be continued in the employment of an Affiliated Company, nor as a limitation on the right of an Affiliated Company to discharge any of its Employees with or without cause or with or without notice or at the option of the Affiliated Company.

               22.2 Discretion. Any discretionary acts under this Plan by an Employer or by the Plan Administrator shall be uniform and applicable to all persons similarly situated. No discretionary act shall be taken which constitutes prohibited discrimination under the provisions of section 401(a) of the Internal Revenue Code or prohibited reduction of accrued benefits under
Section 411 of the Internal Revenue Code.

               22.3 Prior Service. For purposes of determining whether an Employee is an Eligible Employee, the Company may, in its discretion and under rules applicable to all Employees similarly situated, credit an Employee with service performed prior to his or her becoming an Employee.

               22.4 Merged Plan. The Company may for purposes of this Plan (a) designate any employee pension benefit plan (as defined in section 3(2) of ERISA) as a Merged Plan and (b) give credit for participation in a Merged Plan to the extent the Board determines desirable. The Board shall notify the Committee of the designation of any Merged Plan, and of credit to be given for participation in the Merged Plan.

               22.5 No Interest in Trust Fund. Irrespective of the amount of a Participant's Vested Interest, neither the Participant nor his or her Beneficiary nor any other

                                                                      Exhibit 99
                                                                  Page 78 of 102


person shall have any interest or right to any of the assets of the Trust Fund except as and to the extent expressly provided in this Plan.

               22.6 Governing Law. The provisions of this Plan shall be governed by and construed and administered in accordance with ERISA, the Internal Revenue Code, and, where not inconsistent, the laws of the state in which the Company is incorporated.

               22.7 Participant Information. Each Participant shall notify the Plan Administrator of (a) his or her mailing address and each change of mailing address, (b) the Participant's, the Participant's Beneficiary's and, if applicable, the Participant's spouse's date of birth, and (c) his or her marital status and any change of his or her marital status and (d) any other information required by the Plan Administrator. The information provided by the Participant under this Section 22.7 shall be binding upon the Participant and the Participant's Beneficiary for all purposes of the Plan.

               22.8 Severability. If any provision of this Plan is held illegal or invalid for any reason, the other provisions of this Plan shall not be affected.

               22.9 Notices. Any notice, request, election, designation, revocation or other communication under this Plan shall be in writing and shall be considered given when delivered personally or mailed by registered mail, return receipt requested, except that any communication furnished to all Participants shall be considered given when delivered personally or mailed by first class mail.

               22.10 Headings. The headings in this Plan are for convenience of reference and shall not be given substantive effect.

                                                                      Exhibit 99
                                                                  Page 79 of 102



Dated:                                       DOVER CORPORATION


                                             By _______________________________

Attest:

_______________________________
Secretary

                                                                      Exhibit 99
                                                                  Page 80 of 102


Schedule A - Effective Dates

     The provisions of this amended and restated Plan are effective as of January 1, 1989 except as otherwise provided in the Plan or below:

            (a) The following provisions are amended and restated effective as of January 1, 1985.

                    (1)      Sections 11.7(a), (b) and (c) - minimum
                             distribution.

            (b) The following provisions are amended and restated effective as of January 1, 1987:

                  (1)  Section 1.2 -       Actual Contribution Percentage.

                  (2)  Section 1.3 -       Actual Deferral Percentage.

                  (3)  Section 1.5 -       Annual Addition.

                  (4)  Section 1.6 -       Average Actual Contribution
                                             Percentage.

                  (5)  Section 1.7 -       Average Actual Deferral Percentage.

                  (6)  Section 1.32 -    Highly Compensated Employee.

                  (7)  Section 1.34 -    Internal Revenue Code.

                  (8)  Section 1.19 -    Employer Matching Account.

                  (9)  Section 1.20 -    Employer Matching Contributions.

                                                                      Exhibit 99
                                                                  Page 81 of 102


                 (10)  Section 3.3  -    Limit on Salary Reduction
                                           Contributions.

                 (11)  Section 3.4 -       Return of Excess Salary Reduction
                                             Contributions.

                 (12)  Section 5.1 -       General.

                 (13)  Section 5.2 -     Plan Administrator's Determination.

                 (14)  Section 5.3 -       Maximum Average Actual Deferral
                                             Percentage and Average Actual
                                             Contribution Percentage.

                 (15)  Section 5.4 -     Return of Highly Compensated Employee's
                                           Excess Contributions.

                 (16)  Section 5.5 -     Maximum Annual Addition.

                 (17)  Section 5.6 -     Reduction of Annual Addition.

                 (18)  Section 21.1(e) - Top Heavy Fraction.

                                                                      Exhibit 99
                                                                  Page 82 of 102


Schedule B - Employers


Listing of Employers as of December 31, 1994


   A.       ACTIVE EMPLOYERS

              NAME OF COMPANY/                   SUBSIDIARY/DIVISION AND
           INDEPENDENT SUBSIDIARY                  EMPLOYEE GROUP COVERED
      -------------------------------    ---------------------------------------

  Dover Corporation                      Corporate Headquarters
                                         OPW Fueling Components
                                         Civacon
                                         OPW Engineered Systems

  Dover Resources, Inc.                  Corporate Headquarters
                                         Blackmer Pump
                                         C. Lee Cook*
                                         De-Sta-Co
                                         Norris Sucker Rods
                                         O'Bannon Pump
                                         Norriseal
                                         Ronningen-Petter

                                         * Includes Compressor Components

  Dover Elevator International, Inc.     Corporate Headquarters

  Dover Elevator Company                 All

  Dover Elevator Systems, Inc.           All

  General Elevator Company, Inc.         All

  Security Elevator Company              All

  York - Gregg Elevator Company          All

  Hawaiian Pacific Elevator Company      All

  Sargent Industries, Inc.               Dover Diversified Headquarters
  (d/b/a Dover Diversified Inc.)         Sargent Controls
                                         Sargent Technologies*
                                         Waukesha Bearings Corp.
                                         Tranter, Inc.
                                         Central Research Laboratories
                                         A-C Compressor Corporation

                                                                      Exhibit 99
                                                                  Page 83 of 102


              NAME OF COMPANY/                   SUBSIDIARY/DIVISION AND
           INDEPENDENT SUBSIDIARY                  EMPLOYEE GROUP COVERED
      -------------------------------    ---------------------------------------

                                         (Union-Non Union)
                                         Hill Refrigeration, Inc.

                                         * Includes Kahr Bearing and Precision
                                           Kinetics

  Dover Industries, Inc.                 Dover Industries Headquarters
                                         Dover Industries Acceptance
                                         Rotary Lift
                                         Bernard International, Inc.
                                         Texas Hydraulics, Inc.
                                         Weldcraft Products, Inc.
                                         Davenport Machine
                                         Dieterich Standard
                                         B&S Screw Machine Services, Inc.

  Dover Technology International, Inc.   Corporate Headquarters
                                         Universal Instruments Corporation
                                         Dover Soltec, Inc.
                                         Dielectric Laboratories, Inc.
                                         DEK USA,Inc.
                                         K&L Microwave, Inc.
                                         Novacap, Inc.
                                         Oscsillatek
  B.   INACTIVE EMPLOYERS

  Sargent Industries, Inc.               Sargent Aerospace
  (d/b/a Dover Diversified, Inc.)        Garwood
                                         Airite
                                         Fowler
                                         Stillman Steel
                                         Sweeney Division

                                                                      Exhibit 99
                                                                  Page 84 of 102


Schedule C - PAYSOP Accounts (Effective until June 30, 1989)


            1. Accounts. The term "Accounts" shall include a Participant's PAYSOP Account.

            2. PAYSOP Account. A separate account maintained for each Participant reflecting his or her Employer PAYSOP contributions and any amounts allocable to or chargeable against that account.

            3. No Further Contributions. No contributions shall be made to a Participants' PAYSOP Accounts for Plan Years commencing after December 31, 1986, and the PAYSOP portion of the Plan was terminated as of June 30, 1989.

            4. Distribution of PAYSOP Accounts. Subject to the Participant's consent, if the value of his or her PAYSOP Account exceeds $3500, he or she shall receive distribution of that account as soon as practicable after June 30, 1989.

            5. Diversification Election. A Qualified Participant shall with respect to up to 25 percent of the credit balance in his or her PAYSOP Account attributable to Employer Securities acquired by the Trust after December 31, 1986 (to the extent that such amounts exceeded a de minimis amount or other amount as may be prescribed under rules and regulations of the Internal Revenue Service) be permitted to direct the Plan Administrator to distribute to him or her all or a portion of that amount. The direction shall be made within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as provided in the first sentence of this

                                                                      Exhibit 99
                                                                  Page 85 of 102


paragraph 5 with respect to 50 percent of the value of the portion of the credit balance in his or her PAYSOP Account subject to this subsection.

            The Participant's direction shall be provided to the Plan Administrator in writing; may be revoked or modified within the applicable 90-day period; and shall be effective no later than 180 days after the close of the Plan Year to which the direction applies and shall specify whether the assets are to be distributed.

            The portion of a Qualified Participant's PAYSOP Account subject to distribution direction under this paragraph 5 shall be distributed to him or her within 90 days after the last day of the period during which the election described in the above paragraph may be made.

                 For the purposes of this paragraph 5, the above terms shall have the meanings set forth below:

                             (1)     Qualified Election Period - the five-Plan
Year period beginning with the later of (A) the Plan Year after the Plan Year in which the Participant attains age 55 or (B) the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

                             (2)     Qualified Participant - shall mean a
Participant who has attained age 55 and who has completed at least ten years of participation in the Plan, exclusive of participation in the PAYSOP portion of the Plan.

                                                                      Exhibit 99
                                                                  Page 86 of 102


Appendix A - Sargent Participants

                        PROVISIONS APPLICABLE TO FORMER
                  PARTICIPANTS IN THE SARGENT INDUSTRIES, INC.
                      CASH OR DEFERRED PROFIT SHARING PLAN

            Notwithstanding any other provisions of the Plan, the following provisions apply to individuals who were participants in the Sargent Industries, Inc. Cash or Deferred Profit Sharing Plan (the "Sargent Plan") on December 31, 1990 ("Sargent Participant"):

            1.      Participation.   A Sargent Participant shall become a
Participant as of January 1, 1991.

            2.      Accounts.   A Sargent Participant shall have the following
additional  Accounts:

                    (a) Sargent After-Tax Account - a separate account maintained for each Participant who is a Sargent Participant reflecting his or her after-tax contributions to the Sargent Plan through December 31, 1990 and any other amounts allocable to or chargeable to that account.

                    (b) Sargent Salary Reduction Account - a separate account maintained for each Participant who is a Sargent Participant reflecting his or her salary reduction contributions to the Sargent Plan through December 31, 1990 and any other amounts allocable to or chargeable to that account.

                                                                      Exhibit 99
                                                                  Page 87 of 102



                    (c) Sargent Profit Sharing Account - a separate account maintained for each Participant who is a Sargent Participant reflecting his or her profit sharing contributions under the Sargent Plan through December 31, 1990 and any other amounts allocable to or chargeable to that account.

            3.      Withdrawals.

                    Upon notice to the Pension Committee (in such manner as the Pension Committee shall prescribe), a Sargent Participant may withdraw certain amounts from his or her Accounts.

                    (a) A Sargent Participant may withdraw the amounts set forth below:

                             (i)      An amount equal to all or a portion of
the credit balance in his or her Sargent After Tax Savings Account, provided that after any withdrawal of a portion of that credit balance, the credit balance in that account is at least $5,000.

                             (ii)    In the case of a Sargent Participant who
has attained age 59-1/2, an amount equal to all or a portion of the credit balance in his or her Sargent Salary Reduction Account, and

                             (iii)   In the case of a Sargent Participant who
has not attained age 59-1/2 and has suffered a financial hardship that meets the requirements of paragraph (b), an amount equal to all or a portion of the credit balance in his or her Salary Reduction Account, but the aggregate amount of withdrawals under this clause (iii) shall not exceed the amount of (x) his or her contributions credited to his or her Sargent Salary Reduction Account as of the date of the withdrawal and (y) the portion of the income allocable thereto

                                                                      Exhibit 99
                                                                  Page 88 of 102


which has been credited to the Sargent Participant's Sargent Salary Reduction Account as of December 31, 1988.

                    (b) A Sargent Participant may make withdrawals under clause (a)(iii) of this paragraph 3 if he or she has an immediate and heavy financial need of the type described in clause (b)(i) and the distribution is necessary to satisfy the financial need as determined in accordance with clause
(b)(ii) of the paragraph.

                             (i)     Immediate and Heavy Financial Need.  A
Sargent Participant must have at least one of the following immediate and heavy financial needs:

                                     (A)      the purchase (excluding mortgage
payments) of the Sargent Participant's principal residence;

                                     (B)      unreimbursed medical expenses
described in Section 213 of the Internal Revenue Code incurred by the Sargent Participant, his or her spouse, children or dependents;

                                     (C)      tuition expenses for the next
semester or quarter of post-secondary education for the Sargent Participant or the Sargent Participant's children or dependents;

                                     (D)      rent or mortgage payments to
prevent the eviction from or foreclosure on a Sargent Participant's principal residence;

                                                                      Exhibit 99
                                                                  Page 89 of 102


                             (ii)    A distribution is necessary to satisfy a
Sargent Participant's financial need if all of the following requirements are met:

                                     (A)      The distribution is not in excess
of the amount of the immediate and heavy financial need of the Sargent Participant;

                                     (B)      The Sargent Participant has
withdrawn all amounts available (other than hardship withdrawals under clause
(a)(iii)) and has taken all nontaxable loans available under all plans maintained by Affiliated Companies;

                                     (C)      The Sargent Participant may not
make any Salary Reduction Contributions under the Plan or any elective contributions or employee contributions to any other plan maintained by an Affiliated Company for a period of 12 months beginning on the first day of the month following the receipt of a hardship withdrawal; and

                                     (D)      For the Sargent Participant's
taxable year immediately following the taxable year of the withdrawal, the Sargent Participant may not make Salary Reduction Contributions to the Plan (or elective contributions to any other plan maintained by an Affiliated Company) in an aggregate amount greater than the excess of (x) the applicable dollar amount under Section 402(g) of the Internal Revenue Code for that next taxable year over (y) the amount of the Sargent Participant's Salary Reduction Contribution (and other elective contributions) for the taxable year of the hardship withdrawal.

                    (c) The Pension Committee shall direct the Trustee to make payment to the Participant in cash of the amount to be withdrawn; the payment shall be made as

                                                                      Exhibit 99
                                                                  Page 90 of 102


soon as practicable after receipt of the Participant's notice. The Plan Administrator shall reduce the credit balance (pro rata from each of the relevant investment funds) in the appropriate accounts of the Participant to reflect the withdrawal.

            4.      Vesting.

                    (a) The credit balance in the Sargent Profit Sharing Account of a Sargent Participant who becomes an Employee on January 1, 1990 shall be nonforfeitable. The credit balances in a Sargent Participant's Sargent Salary Reduction Account and Sargent After Tax Account shall be nonforfeitable.

                    (b) If a former employee of Sargent Industries, Inc. becomes an Employee after December 31, 1990 and in accordance with the provisions of the Sargent Plan in effect on December 31, 1990 he would have had the right to have his Sargent Profit Sharing Account reinstated, that account shall be reinstated under the Plan.

                                                                      Exhibit 99
                                                                  Page 91 of 102


Appendix B - A-C Compressor Participants

                        PROVISIONS APPLICABLE TO FORMER
           PARTICIPANTS IN THE A-C COMPRESSOR CORPORATION EMPLOYEES'
          SAVINGS PLAN AND THE A-C COMPRESSOR CORPORATION SAVINGS PLAN
                              FOR HOURLY EMPLOYEES


            Notwithstanding any other provisions of the Plan, the following provisions apply to individuals who were participants in the A-C Compressor Corporation Employees' Savings Plan and the A-C Compressor Corporation Savings Plan for Hourly Employees (referred to as the "A-C Compressor Plans") on September 30, 1994 ("A-C Compressor Participant"):

            1.      Participation.   An A-C Compressor Participant shall become
a Participant as of November 1, 1994.

            2.      Accounts.   (a) An A-C Compressor Participant shall have
the following additional  Accounts:

                    (i) A-C Compressor After-Tax Savings Account - a separate account maintained for each Participant who is an A-C Compressor Participant reflecting his or her after-tax contributions to the A-C Compressor Plan through September 30, 1994 and any other another amounts allocable to chargeable against that account.

                                                                      Exhibit 99
                                                                  Page 92 of 102



                    (ii) A-C Compressor Salary Reduction Account - a separate account maintained for each Participant who is an A-C Compressor Participant reflecting his or her salary reduction contributions to the A-C Compressor Plans through September 30, 1994 and any other amounts allocable to or chargeable to that account.

                             (b)     An A-C Compressor Participant's matching
contribution account and rollover account under the A- C Compressor Plans shall be merged effective as of December 31, 1994 with his or her Employer Matching Account and Rollover Account, respectively.

            3.      Withdrawals.

                    Upon notice to the Pension Committee (in such manner as the Pension Committee shall prescribe), an A-C Compressor Participant may withdraw certain amounts from his or her Accounts.

                    (a) An A-C Compressor Participant may withdraw the amounts set forth below:

                             (i)     In the case of an A-C Compressor
Participant who has attained age 59-1/2, an amount equal to all or a portion of the credit balance in his or her A-C Compressor Salary Reduction Account, and

                             (ii)    In the case of an A-C Compressor
Participant who has not attained age 59-1/2 and has suffered a financial hardship that meets the requirements of paragraph (b), an amount equal to all or a portion of the credit balance in his or her A-C Compressor Salary Reduction Account, but the aggregate amount of withdrawals under this

                                                                      Exhibit 99
                                                                  Page 93 of 102


clause (iii) shall not exceed the amount of his or her contributions credited to his or her A-C Compressor Salary Reduction Account as of the date of the withdrawal.

                    (b) An A-C Compressor Participant may make withdrawals under clause (a)(ii) of this paragraph 3 if he or she has an immediate and heavy financial need of the type described in clause (b)(i) and the distribution is necessary to satisfy the financial need as determined in accordance with clause (b)(ii) of the paragraph.

                             (i)     Immediate and Heavy Financial Need.  An
A-C Compressor Participant must have at least one of the following immediate and heavy financial needs:

                                     (A)      the purchase (excluding mortgage
payments) of the A-C Compressor Participant's principal residence;

                                     (B)      unreimbursed medical expenses
described in Section 213 of the Internal Revenue Code incurred by the A-C Compressor Participant, his or her spouse, children or dependents;

                                     (C)      tuition expenses for the next
semester or quarter of post-secondary education for the A-C Compressor Participant or the A-C Compressor Participant's children or dependents;

                                     (D)      rent or mortgage payments to
prevent the eviction from or foreclosure on an A-C Compressor Participant's principal residence;

                                     (E)      any other financial need
designated by the Secretary of the Treasury through the publications of documents of general applicably in accordance with Section
1.401(k)-1(d)(2)(ii)(3) of the Income Tax Regulations.

                                                                      Exhibit 99
                                                                  Page 94 of 102



                             (ii)    A distribution is necessary to satisfy an
A-C Compressor Participant's financial need if all of the following requirements are met:

                                     (A)      The distribution is not in excess
of the amount of the immediate and heavy financial need of the A-C Compressor Participant;

                                     (B)      The A-C Compressor Participant
has withdrawn all amounts available (other than hardship withdrawals under clause (a)(iii)) and has taken all nontaxable loans available under all Plans maintained by Affiliated Companies;

                                     (C)      The A-C Compressor Participant
may not make any Salary Reduction Contributions under the Plan or any elective contributions or employee contributions to any other plan maintained by an Affiliated Company for a period of 12 months beginning on the first day of the month following the receipt of a hardship withdrawal; and

                                     (D)      For the A-C Compressor
Participant's taxable year immediately following the taxable year of the withdrawal, the A-C Compressor Participant may not make Salary Reduction Contributions to the Plan (or elective contributions to any other plan maintained by an Affiliated Company) in an aggregate amount greater than the excess of (x) the applicable dollar amount under Section 402(g) of the Internal Revenue Code for that next taxable year over (y) the amount of the A-C Compressor Participant's Salary Reduction Contribution (and other elective contributions) for the taxable year of the hardship withdrawal.

                    (c) The Pension Committee shall direct the Trustee to make payment to the A-C Compressor Participant in cash of the amount to be withdrawn; the payment

                                                                      Exhibit 99
                                                                  Page 95 of 102


shall be made as soon as practicable after receipt of the Participant's notice. The Plan Administrator shall reduce the credit balance (pro rata from each of the relevant investment funds) in the A-C Compressor Participant's A-C Compressor Salary Reduction Account to reflect the withdrawal.

4. Vesting. The credit balance in an A-C Compressor Participant's A-C Compressor After-Tax Account and A-C Compressor Salary Reduction Account shall be nonforfeitable.

                                                                      Exhibit 99
                                                                  Page 96 of 102


Appendix C - General Elevator Participants

                        PROVISIONS APPLICABLE TO FORMER
               PARTICIPANTS IN GENERAL ELEVATOR, INC. THRIFT AND
                             SAVINGS PLAN AND TRUST

            Notwithstanding any other provisions of the Plan, the following provisions apply to individuals who were participants in the General Elevator, Inc. Thrift and Savings Plan and Trust (the "General Elevator Plan") on December 31, 1994 ("General Elevator Participant"):

            1.      Participation.   A General Elevator Participant shall
become a Participant as of December 31, 1994.

            2.      Accounts.   A General Elevator Participant shall have the
following additional Accounts set forth below. These accounts are referred to collectively as the "General Elevator Accounts."

                    (a) General Elevator After Tax Savings Account - a separate account maintained for each Participant who is a General Elevator Participant reflecting his or her after-tax contributions to the General Elevator Plan through December 31, 1994 and any other amounts allocable to or chargeable to that account.

                    (b) General Elevator Salary Reduction Account - a separate account maintained for each Participant who is a General Elevator Participant reflecting his or her salary reduction contributions to the General Elevator Plan through December 31, 1994 and any other amounts allocable to or chargeable to that account.

                                                                      Exhibit 99
                                                                  Page 97 of 102



                    (c) General Elevator Employer Matching Account - a separate account maintained for each Participant who is a General Elevator Participant reflecting his or her employer matching contributions under the General Elevator Plan through December 31, 1994 and any other amounts allocable to or chargeable to that account.

                    (d) General Elevator Profit Sharing Account - a separate account maintained for each Participant who is a General Elevator Participant reflecting his or her profit sharing contributions under the General Elevator Plan through December 31, 1994 and any other amounts allocable to or chargeable to that account.

                    (e) General Elevator Rollover Account. - a separate account maintained for each Participant who is a General Elevator Participant reflecting his or her rollover contributions to the General Elevator Plan through December 31, 1994 and any other amounts allocable to or chargeable to that account.

            3.      Withdrawals.

                    Upon notice to the Pension Committee (in such manner as the Pension Committee shall prescribe), a General Elevator Participant to whom distribution of benefits has not yet commenced under Article 11 may withdraw certain amounts from his or her Accounts.

                    (a) A General Elevator Participant may withdraw the amounts set forth below:

                             (i)      an amount equal to all or a portion of
the credit balance in his or her General Elevator After Tax Savings Account;

                                                                      Exhibit 99
                                                                  Page 98 of 102



                             (ii)    an amount equal to all or a portion of the
credit balance in his or her General Elevator Rollover Account;

                             (iii)   in the case of a General Elevator
Participant who has attained age 59-1/2, an amount equal to all or a portion of the credit balances in his or her General Elevator Accounts;

                             (iv)    in the case of a General Elevator
Participant who has a Termination of Employment, all or a portion of the credit balance in his or her General Elevator Salary Reduction Account;

                             (v)     In the case of an General Elevator
Participant who has not attained age 59-1/2 and has suffered a financial hardship that meets the requirements of paragraph (b), an amount equal to all or a portion of the credit balance in his or her General Elevator Salary Reduction Account, but the aggregate amount of withdrawals under this clause
(v) shall not exceed the amount of his or her contributions credited to his or her General Elevator Salary Retirement Account as of the date of the withdrawal.

                    (b) A General Elevator Participant may make withdrawals under clause (a)(v) of this paragraph 4 if he or she has an immediate and heavy financial need of the type described in clause (b)(i) and the distribution is necessary to satisfy the financial need as determined in accordance with clause (b)(ii) of the paragraph.

                             (i)     Immediate and Heavy Financial Need.  A
General Elevator Participant must have at least one of the following immediate and heavy financial needs:

                                     (A)      the purchase (excluding mortgage
payments) of the General Elevator Participant's principal residence;

                                                                      Exhibit 99
                                                                  Page 99 of 102



                                     (B)      unreimbursed medical expenses
described in Section 213 of the Internal Revenue Code incurred by the General Elevator Participant, his or her spouse, children or dependents;

                                     (C)      tuition expenses for the next
semester or quarter of post-secondary education for the General Elevator Participant or the General Elevator Participant's children or dependents;

                                     (D)      rent or mortgage payments to
prevent the eviction from or foreclosure on a General Elevator Participant's principal residence;

                             (ii)    A distribution is necessary to satisfy a
General Elevator Participant's financial need if all of the following requirements are met:

                                     (A)      The distribution is not in excess
of the amount of the immediate and heavy financial need of the General Elevator Participant;

                                     (B)      The General Elevator Participant
has withdrawn all amounts (other than hardship withdrawals under clause (a)(v)) and has taken all nontaxable loans available under all plans maintained by the Affiliated Companies;

                                     (C)      The General Elevator Participant
may not make any Salary Reduction Contributions under the Plan or any elective contributions or employee contributions to any other plan maintained by an Affiliated Company for a period of 12 months beginning on the first day of the month following the receipt of a hardship withdrawal; and

                                     (D)      For the General Elevator
Participant's taxable year immediately following the taxable year of the withdrawal, the General Elevator Participant

                                                                      Exhibit 99
                                                                 Page 100 of 102


may not make Salary Reduction Contributions to the Plan (or elective contributions to any other plan maintained by an Affiliated Company) in an aggregate amount greater than the excess of (x) the applicable dollar amount under Section 402(g) of the Internal Revenue Code for that next taxable year over (y) the amount of the General Elevator Participant's Salary Reduction Contribution (and other elective contributions) for the taxable year of the hardship withdrawal.

                    (c) The Pension Committee shall direct the Trustee to make payment to the Participant in cash of the amount to be withdrawn; the payment shall be made as soon as practicable after receipt of the Participant's notice. The Plan Administrator shall reduce the credit balance (pro rata from each of the relevant investment funds) in the appropriate accounts of the Participant to reflect the withdrawal.

            4.      Vesting.

                    (a) General Elevator Employer Matching Account and General Elevator Profit Sharing Account.

                    (i) In the case of a General Elevator Participant who is an Employee on or after December 31, 1994 the credit balances in his or her General Elevator Employer Matching Account and General Elevator Profit Sharing Accounts shall be nonforfeitable.

                    (ii)     In the case of a General Elevator Participant who
(x) had a Termination of Employment before December 31, 1994, (y) did not receive distribution of his entire Vested Interest and (z) did not have a nonforfeitable interest in the entire credit balance in his or her General Elevator Employer Matching Account and General Elevator Profit Sharing Account, a percentage of the credit balances in those accounts shall be

                                                                      Exhibit 99
                                                                 Page 101 of 102


nonforfeitable based on his years of service determined under the General Elevator Plans as of December 31, 1994 as follows:

                     YEARS OF SERVICE                  PERCENTAGE VESTED
                     ----------------                  -----------------
                       Less than 2                             0%
                            2                                 25%
                            3                                 50%
                            4                                 75%
                        5 or more                             100%

            (b) Other General Elevator Accounts. The credit balances in a General Elevator Participant's General Elevator After-Tax Contribution Account, General Elevator Salary Reduction Account and General Elevator Rollover Account shall be nonforfeitable.

            (c) Rehired Employee. If a former employee of General Elevator, Inc. becomes an Employee after December 31, 1994 and in accordance with the provisions of the General Elevator Plan in effect on December 31, 1994 he would have had the right to have his or her General Elevator Matching Account or his or her General Elevator Profit Account reinstated, that account shall be reinstated under the Plan.

            6.      Distributions -

            (a) A General Elevator Participant who has Vested Interest which exceeds $3,500 may elect to receive distribution of his or her General Elevator Account by the following methods: as

                    (i) a single cash payment;

                    (ii) installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary. The amount of each installment shall be equal to the amount of the General Elevator Participant's unpaid Vested Interest (determined as of the

                                                                      Exhibit 99
                                                                 Page 102 of 102


Valuation Date immediately preceding the payment) divided by the number of remaining payments to be made); or

                    (iii) a combination of the methods in classes (a)(i) and
(a)(ii) of this Section 6.